UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.     )

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Webster Financial Corporation

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March 18, 2016

To the Shareholders of

Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 28, 2016 at 4:00 p.m., Eastern Time, at the Mattatuck Museum, 144 West Main Street, Waterbury, Connecticut 06702.

At the Annual Meeting, you will be asked: (i) to elect ten directors to serve for one-year terms; (ii) to approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster; (iii) to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2016; (iv) to approve the amendment and restatement of the 1992 Stock Option Plan and re-approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan, and (v) to approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, to provide that the Company’s shareholders may remove any director from office, with or without cause; and (vi) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2015 Annual Report.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

James C. Smith
Chairman and Chief Executive Officer

WEBSTER FINANCIAL CORPORATION

Webster Plaza

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2016

To the Shareholders of

Webster Financial Corporation:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Webster Financial Corporation (“Webster”) will be held on Thursday, April 28, 2016 at 4:00 p.m., Eastern Time, at the Mattatuck Museum, 144 West Main Street, Waterbury, Connecticut 06702, for the following purposes:

1.	Election of Directors - To elect ten directors to serve for one-year terms (Proposal 1);

2.	Say on Pay - To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster (Proposal 2);

3.

Ratification of Appointment of Independent Registered Public Accounting Firm - To ratify the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2016 (Proposal 3);

4.

Amendment of 1992 Stock Option Plan - To approve the amendment and restatement of the 1992 Stock Option Plan and re-approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan (Proposal 4);

5.

Shareholder’s Ability to Remove Directors With or Without Cause - To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, to provide that the Company’s shareholders may remove any director from office, with or without cause (Proposal 5); and

6.

Other Business - To transact any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of Webster’s Board of Directors.

    The Board of Directors has fixed the close of business on February 29, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By order of the Board of Directors,

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 18, 2016

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 28, 2016: This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our 2015 Annual Report, are available free of charge on the Investor Relations section of our website (www.wbst.com).

WEBSTER FINANCIAL CORPORATION

Webster Plaza

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2016

Solicitation, Voting and Revocability of Proxies

This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation (“Webster” or the “Company” or the “Corporation”), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of Common Stock, par value $.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 28, 2016 at 4:00 p.m., Eastern Time, at the Mattatuck Museum, 144 West Main Street, Waterbury, Connecticut 06702 (the “Annual Meeting”) and at any adjournments thereof. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 18, 2016.

The Annual Meeting has been called for the following purposes:

1. To elect ten directors to serve for one-year terms (Proposal 1);

2. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster (Proposal 2);

3. To ratify the appointment by the Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2016 (Proposal 3);

4. To approve the amendment and restatement of the 1992 Stock Option Plan and re-approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan (Proposal 4);

5. To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, to provide that the Company’s shareholders may remove any director from office, with or without cause (Proposal 5); and

6. To transact any other business that properly comes before the Annual Meeting or any adjournments thereof.

If you vote using the enclosed proxy card, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted:

1. FOR the election of the Board’s nominees as directors;

2. FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of Webster;

3. FOR the ratification of the appointment of Webster’s independent registered public accounting firm;

4. FOR the approval of the amendment and restatement of the 1992 Stock Option Plan and re-approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan; and

5. FOR the approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, to provide that the Company’s shareholders may remove any director from office, with or without cause.

Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted: (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Frederik F. Erikson, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702; (ii) by re-voting by telephone or on the Internet; or (iii) by attending the Annual Meeting and voting in person. The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow & Co., LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,500 plus reimbursement of certain out-of-pocket expenses.

Who Can Vote - The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 29, 2016 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 6,414 holders of record of the 91,420,698 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

Voting - If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by using the toll-free telephone number listed on the proxy card,
•	by using the Internet website listed on the proxy card,
•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or
•	by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Vote by Telephone - If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 27, 2016. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet - If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote via the Internet. The website for Internet voting is printed on your proxy card.

Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 27, 2016. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail - You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to approve the non-binding, advisory vote on the compensation of the named executive officers of Webster, to approve the amendment and restatement of the 1992 Stock Option Plan and re-approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan and to ratify the appointment of Webster’s independent registered public accounting firm. The affirmative vote of at least 66 2/3% of our Common Stock outstanding is required to approve an amendment of the Third Amended and Restated Certificate of Incorporation, to provide that the Company’s shareholders may remove any director from office, with or without cause. Shareholders’ votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. Proposal 3 concerns a routine matter and thus brokerage firms may vote, in person or by proxy, on such proposal on behalf of their clients without voting instructions. Because none of the other matters to be voted upon at the Annual Meeting are considered routine matters under Rule 452, there potentially can be broker non-votes at the Annual Meeting. Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast on Proposals 1, 2, or 4 and, therefore, will have no effect on the outcome of the votes for those proposals. Abstentions will not be counted for purposes of determining the number of votes cast on Proposal 3 and, therefore, will have no effect on the outcome of the vote for that proposal. Proposal 3 concerns a routine matter, and thus brokerage firms may vote. Proposal 5 requires approval of the holders of at least 66 2/3% of our outstanding Common Stock and, therefore, a broker non-vote or abstention will have the same effect as a vote against Proposal 5.

Electronic Delivery of Proxy Materials - As a shareholder, you have the option of electing to receive future proxy materials (including annual reports) online over the Internet. This online service provides savings to Webster by eliminating printing, mailing, processing and postage costs associated with hard copy distribution. You may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card. You may also enroll for electronic delivery of future Webster proxy materials at any time on the Company’s website at www.wbst.com. Under “Electronic Enrollment,” select the “Click Here To Enroll” link. Then select the box indicating your appropriate form of share ownership, and follow the instructions for electronic delivery enrollment. In the future, you will receive an email message, at the address you provided while enrolling, informing you that the Webster proxy materials are available to be viewed online on the Internet. Follow the instructions to view the materials and vote your shares. Your enrollment in electronic delivery of Webster proxy materials will remain in effect until revoked by you.

Annual Report on Form 10-K - Webster is required to file an annual report on Form 10-K for its 2015 fiscal year with the Securities and Exchange Commission (“SEC”). Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Frederik F. Erikson, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702. Our annual report on Form 10-K is available on the Company’s website, www.wbst.com.

ELECTION OF DIRECTORS

(Proposal 1)

At the Annual Meeting, ten directors will be elected to serve for one-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

As required by Webster’s Bylaws, directors must be elected by a majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In addition, under Webster’s Bylaws, incumbent directors nominated for reelection are required, as a condition to such nomination, to submit a conditional letter of resignation. In the event an incumbent nominee for director fails to receive a majority of the votes cast at an annual meeting, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who failed to receive a majority of the votes cast will not participate in the Board’s decision.

Information as to Nominees

The following table sets forth the names of the Board of Directors’ nominees for election as directors, all of whom are current directors of Webster. Also set forth in the table is certain other information with respect to each such person’s age at December 31, 2015, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank, National Association (“Webster Bank”). In keeping with the Board’s replenishment plan, including its goal to reduce average director tenure, Mr. Finkenzeller will retire at the 2016 Annual Meeting. He has served on the Board since the formation of the holding company in 1986. The Board of Directors greatly appreciates Mr. Finkenzeller’s faithful service and his contributions to the Board and to Webster’s success and growth. Additionally, in keeping with Webster’s Qualification Guidelines for Board Members, Mr. Jacobi will not be nominated for an additional term in 2017, since he will have reached age 75.

Following the table are biographies of each of the nominees which contain information regarding each such person’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that such person should serve as a director as of the time of filing of this Proxy Statement. Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, board service, executive management, business, finance and marketing. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified candidates is described beginning on page 13 under “Corporate Governance—Director Qualifications and Nominations.”

Director Nominees:	Age at 12/31/2015	Director Since	Expiration of Term	Positions Held with Webster and Webster Bank	Committee Membership
William L. Atwell	65	2014	2016	Director	Compensation; Risk
Joel S. Becker	67	1986	2016	Director	Compensation; Risk
John J. Crawford	71	1996	2016	Lead Director	Audit; Executive; & Nominating & Corporate Governance (Chair);
Elizabeth E. Flynn	55	2014	2016	Director	Audit; Nominating & Corporate Governance
C. Michael Jacobi	73	1993	2016	Director	Risk
Laurence C. Morse	64	2004	2016	Director	Compensation; Nominating & Corporate Governance
Karen R. Osar	66	2006	2016	Director	Audit (Chair); Executive; Risk
Mark Pettie	59	2009	2016	Director	Audit; Executive; Risk (Chair)
Charles W. Shivery	70	2009	2016	Director	Compensation (Chair); Executive; Nominating and Corporate Governance
James C. Smith	66	1986	2016	Chairman and Chief Executive Officer; Director	Executive (Chair)

William L. Atwell is managing director of Atwell Partners, LLC, a Darien, Connecticut based company which provides consulting services and market insights to the financial services industry. Mr. Atwell was President of CIGNA International at CIGNA Corporation from 2008 to 2012. Earlier in his career, Mr. Atwell held various senior positions with The Charles Schwab Corporation, including President, Individual Investor Enterprise and Schwab Bank. Mr. Atwell began his career at Citibank where he held various senior executive roles. Mr. Atwell serves as an independent trustee of AQR Mutual Funds (AQR Capital Management LLC) and chairs its nominating and governance committee and is a member of its audit committee. Mr. Atwell serves as a trustee and is the former Chairman (2012-2015) of the Fairfield University board of trustees. Mr. Atwell is a member of the Compensation Committee and the Risk Committee.

Mr. Atwell’s role as a former President of CIGNA International and 35 years of executive experience in the retail financial services industry, including banking, brokerage and insurance, provides insight regarding Webster’s opportunities and challenges.

Joel S. Becker is Chairman and Chief Executive Officer of Torrco, a Waterbury, Connecticut based wholesale distributor of plumbing, heating and industrial pipe valve and fitting supplies to contractors and industry. Mr. Becker is a member of the Compensation Committee and the Risk Committee.

Mr. Becker’s experience as Chairman and Chief Executive Officer of a local business in Webster’s market area combined with more than 25 years of experience on Webster’s Board gives him unique insight into Webster’s challenges, opportunities and operations. He also has extensive experience in public company executive compensation as a result of his over nine years of service as Chair of the Compensation Committee.

John J. Crawford is President of Strategem LLC, a New Haven, Connecticut based company which provides consulting services to the business and not-for-profit community on business and financial strategies. Mr. Crawford served as President, Chief Executive Officer and a director of Aristotle Corporation, a New Haven, Connecticut based education training company from October 1992 through December 2002. Mr. Crawford continued to serve on the Board of Directors of Aristotle Corporation until August 31, 2005. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. Mr. Crawford is Lead Director, Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee and the Executive Committee.

Mr. Crawford’s extensive executive and corporate governance experience as a former Chief Executive Officer of three companies, including a financial institution, and his more than 15 years of service on Webster’s Board, including thirteen years as the Lead Director, provides him with a seasoned view of Webster’s operations and challenges.

Elizabeth E. Flynn was Vice Chairman of Marsh, LLC in New York, New York, a global leader in insurance broking and risk management until her retirement on December 31, 2015. Ms. Flynn was President of Marsh’s Insurance Services Group from September 2012 to May 2013, and CEO and President of Marsh U.S. Consumer from October 2011 to September 2012. From June 2010 to October 2011, she served as Global Chief Operating Officer at Guy Carpenter & Company, LLC. Earlier in her career, Ms. Flynn was Senior Vice President, Restructuring Office/Divestitures, at American International Group, and worked more than 20 years at JP Morgan Chase & Company in various senior executive roles. Ms. Flynn is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Ms. Flynn’s former role as Vice Chairman of Marsh, LLC and extensive operational and transformational leadership in numerous financial services organizations, including retail banking units while at JP Morgan Chase, brings meaningful and relevant experience to Webster.

C. Michael Jacobi is President of Stable House 1, LLC, a Middlebury, Connecticut based company engaged in real estate development. Mr. Jacobi served from June 2001 to May 2005 as President, Chief Executive Officer and a director of Katy Industries, Inc., a publicly held company headquartered in Middlebury, Connecticut engaged in the design, manufacture and distribution of maintenance and electrical products. Mr. Jacobi is a certified public accountant. He is a director of Corrections Corporation of America (NYSE:CXW), a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and management of prisons for federal, state and local governments, a director and chairman of the board of Sturm Ruger & Co., Inc. (NYSE:RGR), a publicly held company headquartered in Southport, Connecticut engaged in manufacturing and distribution of consumer products, a director of Kohlberg Capital Corporation (NASDAQ:KCAP), a publicly held company headquartered in New York, New York specializing in middle market companies, and a director of Performance Sports Group (NYSE:PSG), a publicly held company headquartered in Exeter, New Hampshire engaged in the design and manufacture of sports equipment. Mr. Jacobi is a member of the Risk Committee.

Mr. Jacobi provides the Board with extensive experience and expertise in corporate finance and accounting as a Certified Public Accountant, having served as Chair of the Audit Committee of Webster for many years. His former service as the Chief Executive Officer of a public company also brings strong executive experience to the Board.

Laurence C. Morse is the Managing Partner of Fairview Capital Partners, Inc., in West Hartford, Connecticut based investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies. Mr. Morse is a director of the Institute of International Education, a member of the Board of Trustees of Harris Associates Investment Trust (which oversees the Oakmark Family of Mutual Funds), a member of the Board of Trustees of Princeton University, and is a director of Princeton University Investment Company and a former director and chairman of the National Association of Investment Companies, a private, not-for-profit trade association that represents 52 private equity and specialty finance investment firms. Mr. Morse is a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Morse’s entire career has been spent in the investment management field, including as the co-founder and Managing Partner of an investment management firm, which provides the Board with extensive knowledge of the capital markets and accounting issues. His experience has made him adept at performing rigorous risk assessments of managers and management teams, and assessing new technologies, products and services, business strategies, markets and industries.

Karen R. Osar was Executive Vice President and Chief Financial Officer of Chemtura Corporation (NYSE:CHMT), a specialty chemicals company headquartered in Middlebury, Connecticut from 2004 until her retirement in March 2007. From 1999 to April 2003, Ms. Osar served as Senior Vice President and Chief Financial Officer of Westvaco Corporation and Mead Westvaco Corporation. She is a director and audit committee chair of Innophos Holdings, Inc. (NASDAQ:IPHS), a publicly held specialty chemicals company headquartered in Cranbury, New Jersey, a director and audit committee member of Sappi Limited (JSE:SAP), a publicly held company and one of the largest global producers of coated paper and chemical cellulose, headquartered in Johannesburg, South Africa, and from 1999 through 2006 she served as a director and audit and finance committee chair of Allergan, Inc., a publicly held multi-specialty health care company focused on developing and commercializing pharmaceuticals. Ms. Osar is Chair of the Audit Committee and a member of the Risk Committee and the Executive Committee.

Ms. Osar’s experience as the former Chief Financial Officer of a public company, her previous corporate finance experience at JPMorgan Chase & Company, and her service as Chair of the Audit Committee for Webster and as the chair of the audit committee of another public company, provides the Board with strong corporate finance and accounting experience. Her board committee service also provides corporate governance and executive compensation expertise.

Mark Pettie is President of Blackthorne Associates, LLC, a Woodcliff Lake, New Jersey based company which provides consulting services to firms investing in a wide range of consumer oriented businesses. Mr. Pettie served as Chairman and Chief Executive Officer of Prestige Brands Holdings, Inc. (NYSE:PBH), a publicly held company headquartered in Irvington, New York which develops, sells, distributes and markets over-the-counter drugs, household cleaning products and personal care items, from January 2007 until September 2009. He was President of the Dairy Foods Group with ConAgra from 2005 to 2006. From

1981 to 2004, Mr. Pettie held various positions of increasing responsibility in general management, marketing and finance at Kraft Foods and was named Executive Vice President and General Manager of Kraft Food’s Coffee Division in 2002. He is Chair of the Risk Committee and a member of the Audit Committee and the Executive Committee.

Mr. Pettie’s former experience as Chief Executive Officer of a public company brings strong executive experience to the Board, along with his expertise in finance and marketing. He also has extensive business and corporate governance experience as a director for both public and private companies.

Charles W. Shivery is former non-executive Chairman of the Board of Northeast Utilities (NYSE:NU) (now known as Eversource Energy). He joined Northeast Utilities in 2002 and was Chairman, President and Chief Executive Officer from March 2004 until April 2012, upon the completion of the merger with NSTAR, and then served as non-executive Chairman of the Board until October 2013. He previously held posts with the company including interim President, President-Competitive Group of Northeast Utilities, and President and Chief Executive Officer of NU Enterprises, Inc., the unregulated subsidiary of the Northeast Utilities system. Prior to that, he was co-president of the Constellation Energy Group, the parent company of Baltimore Gas & Electric and other energy related businesses. Mr. Shivery is a director and audit committee member of Portland General Electric Company (NYSE:POR), an electrical utility company headquartered in Portland, Oregon. He is Chair of the Compensation Committee, and a member of the Executive Committee and the Nominating and Corporate Governance Committee.

Mr. Shivery’s former service as the President and Chief Executive Officer of an energy company provides extensive experience managing a sizable, highly regulated business. Northeast Utilities (now known as Eversource Energy), conducts business in a large part of the region serviced by Webster, so certain variables impact both businesses similarly. Mr. Shivery also provides the Webster Board with corporate governance and executive compensation knowledge.

James C. Smith is Chairman and Chief Executive Officer of Webster and Webster Bank. Mr. Smith joined Webster Bank in 1975 and was appointed CEO of the bank and the holding company in 1987 and Chairman in 1995. He was elected President, Chief Operating Officer and a director of Webster Bank in 1982 and of the holding company at its inception in 1986. He served as President of Webster and Webster Bank until 2000, and again from 2008 through 2011. Mr. Smith serves as Vice Chairman of the Midsize Banks Coalition of America. He is a past member of the board of directors of the American Bankers Association and served as co-chairman of the ABA’s American Bankers Council for midsize banks. He is a past member of the board of directors of the Financial Services Roundtable. Mr. Smith served as a member of the Federal Advisory Council, which advises the deliberations of the Federal Reserve Board of Governors, and served on the board of directors of the Federal Reserve Bank of Boston. He served on the board of directors of the Federal Home Loan Bank of Boston. He served on the executive committee of the Connecticut Bankers Association. Mr. Smith is actively engaged in community service and supports numerous civic organizations including as a member of the board of Saint Mary’s Health System in Waterbury, Connecticut. Mr. Smith is Chair of the Executive Committee.

Mr. Smith’s position and extensive experience as Chairman and Chief Executive Officer of Webster and his day to day leadership of the Company provide him with thorough knowledge of Webster’s opportunities, challenges and operations.

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

CORPORATE GOVERNANCE

General

The business and affairs of Webster are managed under the direction of the Board of Directors (the “Board”). Members of the Board are kept informed of Webster’s business through discussions with the Chairman of the Board and Webster’s other executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Chairman of the Board and management of continuing educational programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program, which is designed to familiarize them with Webster’s business and operations and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.

Webster believes in the importance of sound and effective corporate governance. Over the years, Webster has forged an explicit link between its corporate culture and corporate governance by identifying its core values, communicating them and living them every day. With uncompromising commitment to its core principles, Webster continues to add value for its customers, shareholders, employees and the communities it serves. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote this philosophy. Certain of such practices and policies are listed in the chart below and certain of those listed are discussed in greater detail elsewhere in this Proxy Statement.

Board and Governance Information	2015
Size of Board	11
Number of Independent Directors	10
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Annual Equity Grant to Non-Employee Directors	Yes
Board Orientation / Education Program	Yes
Code of Business Conduct & Ethics for Directors	Yes
Stock Ownership Guidelines for Directors	Yes
No Poison Pill	Yes
Policy Prohibiting Hedging / Pledging of Company Stock	Yes
Annual Board & Committee Evaluations	Yes

Board Leadership

At Webster, the roles of Chairman of the Board and principal executive officer are combined, both held by Mr. Smith. In addition, there is a lead independent director who is appointed in accordance with Webster’s Corporate Governance Policy, which provides that the Board shall appoint an independent director to serve as the Lead Director of the Board for a one-year term, or until a successor is appointed. The lead independent director presides over the executive sessions of independent directors and assists and advises the Chairman of the Board. During fiscal year 2015, Mr. Crawford served as the lead independent director. The Board believes that having a combined Chairman and principal executive officer, coupled with a lead independent director, is the most appropriate leadership structure for Webster, especially given Mr. Smith’s long service as Chief Executive Officer and his extensive knowledge of the Company and its governance. This structure allows Board discussions regarding performance and strategic matters to be led by the person who oversees Webster’s strategy and operations and establishes a single voice to speak on behalf of Webster, while the lead independent director component of the structure provides independent leadership that mitigates any real or perceived conflicts of interest.

Director Independence

Pursuant to the New York Stock Exchange (“NYSE”) listing standards, Webster is required to have a majority of “independent directors” on its Board. In addition, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Company.

The Board, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other commercial, industrial, banking consulting, legal, accounting, charitable and legal relationships with Webster, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships” on page 47 of this Proxy Statement, and on discussions with the Board.

As a result of this evaluation, the Board affirmatively determined that each of Messrs. Atwell, Becker, Crawford, Finkenzeller, Jacobi, Morse, Pettie, Shivery and Mses. Flynn and Osar is an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In connection with this evaluation, the Board considered that Webster provides lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business and without preferential terms or rates. The Board also considered that C. Michael Jacobi’s son, Gregory Jacobi, was employed by Webster Bank in 2015 as a Senior Vice President. Mr. Jacobi’s son’s employment position with Webster Bank does not violate the independence standards contained in the NYSE rules and the Board determined that this relationship is not material and would not impair Mr. Jacobi’s independence, in part because Mr. Jacobi’s son is not an executive officer of Webster and his compensation and benefits were established in accordance with the compensation policies and practices applicable to Webster employees in comparable positions.

Mr. Smith is not considered independent because he is an executive officer of Webster and Webster Bank.

Executive Sessions of Independent Directors

In keeping with Webster’s Corporate Governance Policy, in 2015 the Board held 3 meetings that were limited to independent directors. The lead independent director presides over the executive sessions of independent directors.

Risk Oversight

The Board administers its risk oversight function primarily through the Risk Committee, which is described in more detail below. The Risk Committee meets frequently throughout the year and reports its findings to the full Board on an ongoing basis. In addition, the Compensation Committee and the Risk Committee review and assess risks as related to Webster’s compensation programs. Webster also has a Chief Risk Officer, Daniel H. Bley, who reports in that capacity to the Risk Committee, as well as two senior risk officers who report to the Chief Risk Officer.

Board and Committee Meetings

During 2015, Webster held 10 meetings of its Board. Each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

Committees of the Board; Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board has established five standing committees. The standing committees are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Risk Committee. The Board has adopted a charter for each of these committees, as well as corporate governance guidelines that address the make-up and functioning of the Board and qualification guidelines for board members. The Board has also adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all employees, officers and directors. Each employee, officer and director participates in an annual training session that focuses on topics covered by Webster’s Code of Conduct. The training reinforces Webster’s core values and Webster’s commitment to full compliance with applicable laws and regulations. You can find links to these materials on the Company’s website at: www.wbst.com.

You can also obtain a printed copy of any of the materials referred to above, without charge, by contacting us at the following address:

Webster Financial Corporation

145 Bank Street

Waterbury, Connecticut 06702

Attn: Harriet Munrett Wolfe, Esq.

Executive Vice President, General Counsel and Secretary

The Board has determined that all of the Directors who serve on the Audit, Compensation, and Nominating and Corporate Governance committees are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE. In addition, all of the Directors who serve on the Risk Committee are “independent.”

Audit Committee

The Board has appointed an Audit Committee that oversees the Company’s financial reporting process, the system of internal financial and accounting controls, the audit process, and compliance with applicable laws and regulations. The Audit Committee reviews the Company’s annual financial statements, including management’s discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of an independent registered public accounting firm and is responsible for the oversight of such firm. A copy of the Audit Committee’s charter is available on the Company’s website at: www.wbst.com. During 2015, the Audit Committee held 5 meetings. The members of the Audit Committee currently are Ms. Osar (Chair) and Messrs. Crawford, Finkenzeller, Pettie, and Ms. Flynn. Each of the members of the Audit Committee meets the independence requirements of the rules of the NYSE and applicable rules and regulations of the SEC. The Board has determined that each of the members of the Audit Committee is financially literate and that Ms. Osar and Mr. Crawford qualify as “audit committee financial experts,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Board has appointed a Compensation Committee. During 2015, the Compensation Committee held 4 meetings. Compensation Committee meetings are attended by Webster’s Chief Executive Officer (“CEO”) and President, other than while their compensation and benefits are discussed. For a description of the role of Webster’s CEO in determining or recommending the amount of compensation paid to our named executive officers during 2015, see “Compensation Discussion and Analysis.” The members of the Compensation Committee currently are Messrs. Shivery (Chair), Atwell, Becker, Finkenzeller and Morse. Each of the members of the Compensation Committee meets the independence requirements of the rules of the NYSE, and also serves as the Compensation Committee of the Company’s subsidiary, Webster Bank. A copy of the Compensation Committee’s charter is available on the Company’s website at: www.wbst.com. The Compensation Committee may delegate to its chairperson or any other Compensation Committee member such power and authority as the Compensation Committee deems appropriate, except such powers and authorities required by law to be exercised by the whole Compensation Committee or subcommittee thereof.

Pursuant to the Compensation Committee’s charter, among other responsibilities, the Committee is charged with annually reviewing and approving annual bonus arrangements and long term incentive compensation paid to the CEO. The Committee reviews and makes recommendations to the Board with respect to the annual base salary, and severance and/or change in control or similar agreements/provisions, if any, for the CEO; annually determining such compensation and benefits for the members of the Company’s Executive Management Committee other than the CEO; annually recommending to the Board the content of the annual performance evaluation for the CEO and reviewing performance evaluations for all members of the Executive Management Committee; administering and implementing the Company’s performance based incentive plans; reviewing the talent management and succession planning processes to ensure that there is a pool of qualified candidates to fill future Executive Management Committee positions; and reviewing and approving on a periodic basis the Company’s employee stock ownership guidelines. The Committee also reviews and makes recommendations to the Board with respect to director compensation.

For information on the role of compensation consultants determining or recommending the amount or form of executive or director compensation, see “Compensation Discussion and Analysis – Compensation Consultant.”

Executive Committee

The Board has appointed an Executive Committee that has responsibility for serving as an exploratory committee for mergers and acquisitions and to serve as an ad hoc committee as needed. The Executive Committee did not meet during 2015. The members of the Executive Committee are Messrs. Smith (Chair), Crawford, Pettie, Shivery and Ms. Osar.

Nominating and Corporate Governance Committee

The Board has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Company. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board and the shareholders. A copy of the Nominating and Corporate Governance Committee’s charter is available on the Company’s website at: www.wbst.com. During 2015, the Nominating and Corporate Governance Committee held 3 meetings. The members of the Nominating and Corporate Governance Committee are Messrs. Crawford (Chair), Morse, Shivery and Ms. Flynn. Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the rules of the NYSE.

Risk Committee

The Board has appointed a Risk Committee whose primary function is to assist the Board in fulfilling its oversight responsibilities regarding the Company’s enterprise risk management, receiving information regarding the Company’s policies, procedures and practices relating to risk, and discussing material regulatory issues, compliance matters, and emerging risks to the Company. The Risk Committee also has responsibility for overseeing management’s monitoring of security issues. During 2015, the Risk Committee held 5 meetings. The members of the Risk Committee are Messrs. Pettie (Chair), Atwell, Becker, Jacobi, and Ms. Osar.

Director Qualifications and Nominations

The Board believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Company, and that directors should, at a minimum, possess the highest personal and professional ethics, integrity and values, and be committed to representing the long term interests of the shareholders. Directors should also have an objective perspective and practical wisdom, and should be willing and able to devote the required amount of time to Webster’s business. These attributes are embodied in Webster’s Qualification Guidelines for Board Members, which specifies that diversity is one of the factors to be considered in deciding on nominations for directors.

When considering candidates for the Board, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	independence from management;
•	judgment, skill, integrity and reputation;
•	relevant specific industry experience;
•	age, gender and ethnic background;
•	current position with another business or entity;
•	potential conflicts of interests with other pursuits; and
•	existing ties to the Company’s and Bank’s markets.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of the Qualification Guidelines for Board Members periodically.

Webster’s Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 15, 2016 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 16, 2016. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of Webster’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Section 13 of Webster’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice, (i) the name and address, as they appear on Webster’s books, of such shareholder, and (ii) the class and number of shares of Webster which are beneficially owned by such shareholder. In considering any nominees for directors recommended by a shareholder, the Nominating and Corporate Governance Committee considers, among other things, the same factors set forth above.

Compensation of Directors

The following table summarizes the compensation paid to Webster’s non-employee directors during 2015. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries. Beyond these and other standard arrangements described below, no other compensation was paid to any such director.

Name	Fees Earned or Paid in Cash ($) 1	Stock Awards ($) 2	Option Awards ($) 3	All Other Compensation ($) 4	Total ($)

William L. Atwell	52,750	60,126	—	2,379	115,255

Joel S. Becker	54,150	60,126	—	3,582	117,858

John J. Crawford	82,550	60,126	—	3,582	146,258

Robert A. Finkenzeller	55,750	60,126	—	3,582	119,458

Elizabeth E. Flynn	51,350	60,126	—	2,090	113,566

C. Michael Jacobi	50,350	60,126	—	2,441	112,917

Laurence C. Morse	51,150	60,126	—	3,582	114,858

Karen R. Osar	68,950	60,126	—	3,582	132,658

Mark Pettie	63,950	60,126	—	3,582	127,658

Charles W. Shivery	61,350	60,126	—	3,582	125,058

[1]	Includes meeting fees, fees paid to Mr. Crawford as Lead Director and committee chair, to Messrs. Pettie, Shivery and Ms. Osar as committee chairs and the $32,000 annual retainer fee.

[2]

The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of the restricted shares awarded to Mses. Flynn and Osar and Messrs. Atwell, Becker, Crawford, Finkenzeller, Jacobi, Morse, Pettie and Shivery in 2015 was $36.09 per share. The assumptions used to calculate the amount recognized for these stock awards are set forth in footnote 19 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2015. As of December 31, 2015, Ms. Osar and Messrs. Becker, Crawford, Finkenzeller, Morse, Pettie and Shivery had 3,847 unvested restricted shares from the annual equity grants in 2013, 2014 and 2015, and Messrs. Atwell and Jacobi and Ms. Flynn had 2,674, 2,970, 2,437 unvested restricted shares, respectively.

[3]

No stock options were granted to non-employee directors in 2015. As of December 31, 2015, each director had the following number of options outstanding, all of which are currently exercisable: Mr. Atwell 0; Mr. Becker, 46,528; Mr. Crawford, 46,528; Mr. Finkenzeller, 46,528; Ms. Flynn, 0; Mr. Jacobi, 46,528; Mr. Morse, 46,528; Ms. Osar, 46,528; Mr. Pettie, 25,423; and Mr. Shivery, 13,274.

[4]	Reflects the dollar amount of dividends paid on unvested restricted stock for the fiscal year ended December 31, 2015.

Webster uses a combination of cash and restricted stock to attract and retain qualified candidates to serve on the Board. Webster targets director compensation to be at the median for its peer group (as described in “Compensation Discussion and Analysis” below), with the opportunity to earn significantly more based on Webster’s total shareholder return. Stock Ownership Guidelines have also been established for directors to closely align directors’ interests with those of Webster’s shareholders.

During 2015, each non-employee director of Webster received an annual retainer of $32,000. In addition, non-employee directors of Webster received 1,666 shares of restricted stock, which vest incrementally over three years.

In addition, except as set forth below, each non-employee director received $1,200 for each Webster or Webster Bank Board meeting attended, $1,200 for each committee meeting attended, and $600 for each telephonic Webster or Webster Bank Board and committee meeting called by either Webster or Webster Bank. Each non-employee director of both Webster and Webster Bank received a total of $2,000 for separate board meetings of Webster and Webster Bank that were held on the same day. Non-employee directors receive $1,000 for a committee meeting if it is held on the same day as a Board meeting and $1,000 for a second committee meeting if more than one committee meeting is held on the same day. Webster also reimburses directors for reasonable travel expenses incurred in connection with attending Board meetings.

In 2015, the Lead Director received an additional annual retainer of $22,500. The Chair of the Audit Committee received an annual additional retainer of $15,000, the Chair of the Compensation Committee and the Chair of the Risk Committee received additional annual retainers of $10,000 and the Chair of the Nominating and Corporate Governance Committee received an additional annual retainer of $7,500.

Webster stock ownership guidelines require non-employee directors to own Webster Common Stock with a market value equal to at least $200,000. Effective April 2016, this will increase to $300,000. Non-employee directors who do not meet the guidelines agree to hold all long term incentives, which include vested restricted stock and exercised stock options (net of exercise price and taxes), until they achieve the required ownership threshold of Webster Common Stock.

Communications with Directors

The Company’s shareholders and other interested persons who want to communicate with the Board of Directors, any individual Director, the Lead Director, the non-management directors as a group or any other group of directors, can write to:

[Name of Director or Directors]

c/o Lead Director of the Board of Directors

Webster Financial Corporation

P.O. Box 1074

754 Chapel Street

New Haven, Connecticut 06510

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the intended recipient(s) or the full Board, as appropriate.

Director Attendance at Annual Meetings

Webster typically schedules a meeting of the Board of Directors in conjunction with the annual meeting and expects that the Board of Directors will attend the annual meeting, absent a valid reason, such as a previously scheduled conflict. Last year all of the individuals then serving as directors attended the annual meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Named Executive Officers of Webster Financial Corporation

The following table sets forth information regarding the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving on December 31, 2015 (the “named executive officers” or “NEOs”).

Name	Age as of December 31, 2015	Positions with Webster and Webster Bank
James C. Smith	66	Chairman, Chief Executive Officer and Director

Joseph J. Savage	63	Executive Vice Chairman and Director of Webster Bank

John R. Ciulla	50	President and Director of Webster Bank

Glenn I. MacInnes	54	Executive Vice President and Chief Financial Officer

Charles L. Wilkins	54	Executive Vice President, HSA Bank

Provided below is biographical information for each of Webster’s NEOs, other than Mr. Smith. For information regarding Mr. Smith, see “Election of Directors-Information as to Nominees.”

Joseph J. Savage is Executive Vice Chairman of Webster and Webster Bank. He joined Webster in April 2002 as Executive Vice President, Commercial Banking and was promoted to President of Webster Bank and elected to the board of directors of Webster Bank in January of 2014. He was appointed to his current position in October 2015. Prior to joining Webster, Mr. Savage was Executive Vice President of the Communications and Energy Banking Group for CoBank in Denver, Colorado from 1996 to April 2002. Mr. Savage serves as a director of the Travelers Championship Committee. He serves on the board of The Bushnell and The Connecticut Bankers Association. He was also the chair of the 2013-14 United Way Campaign for United Way of Central and Northeastern Connecticut.

John R. Ciulla is President of Webster and Webster Bank. Mr. Ciulla joined Webster in 2004 and has served in a variety of management positions at the Company, including Chief Credit Risk Officer and Senior Vice President, Commercial Banking, where he was responsible for several business units. He was promoted from Executive Vice President and Head of Middle Market Banking to lead Commercial Banking in January 2014 and President in October 2015. Prior to joining Webster, Mr. Ciulla was Managing Director of the Bank of New York, where he worked from 1997 to 2004. He is the Vice Chairman of the board of the Connecticut Business & Industry Association and serves on the board of the Business Council of Fairfield County.

Glenn I. MacInnes is Executive Vice President and Chief Financial Officer of Webster and Webster Bank. He joined Webster in 2011. Prior to that, Mr. MacInnes was Chief Financial Officer at New Alliance Bancshares for two years and was employed for 11 years at Citigroup in a series of positions, including deputy CFO for Citibank North America and CFO of Citibank (West) FSB. Mr. MacInnes serves on the board of Wellmore Behavioral Health, Inc.

Charles L. Wilkins is Executive Vice President, Head of HSA Bank of Webster and Webster Bank. He joined Webster in 2014. Prior to joining Webster, he was president of his own consulting practice specializing in healthcare and financial services from June 2012 to December 2013. Prior to this, Mr. Wilkins was General Manager and Chief Executive Officer of OptumHealth Financial Services, a division of UnitedHealth Group in Minnesota from August 2007 to June 2012. He is an active volunteer with the United Way, Special Olympics and Crossroad Career Network.

Compensation Committee Report

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2015 fiscal year, and the Board has approved the recommendation.

Compensation Committee

Charles W. Shivery (Chair)

William L. Atwell

Joel S. Becker

Robert A. Finkenzeller

Laurence C. Morse

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) discusses in detail the 2015 executive compensation program for the Company’s NEOs. The Compensation Committee (“Committee”) recommends the base salary for the Chief Executive Officer (“CEO”) to the Board of Directors, approves the annual cash incentive and long term equity-based incentives (“LTI”) for the CEO, and approves the compensation for Webster’s other NEOs. Non-NEO members of the Executive Management Committee are also compensated under the same compensation program.

At the annual meeting of shareholders held on April 23, 2015, Webster held an advisory vote on executive compensation. Approximately 98% of the shares of Webster Common Stock that were voted on the proposal were voted for the approval of the compensation of the NEOs as discussed in Webster’s 2015 Proxy Statement. The Committee considers the outcome of the vote when determining compensation policies and setting NEO compensation and believes that the results show strong support for Webster’s compensation policies and procedures. No changes in the overall structure of the programs were made in 2015.

Executive Summary

Highlights of 2015 Operating Performance

Webster reported record net income driven by higher revenue, disciplined expense management, and further improvement in asset quality. Strong loan demand boosted core revenue for another year of positive growth. Webster continued to invest in strategies that are expected to increase Economic Profit1 over time.

Highlights Summary (results versus prior year)

•	Record net income of $206.3 million, up 3.31%

•	Record net income applicable to common shareholders of $197.0 million, up 4.50%

•	Record core pre-provision net revenue of $350.6 million, up 7.01%

•	Efficiency ratio of 59.73% and 91st percentile rank relative to the Compensation Peer Group (“Peer Group”), improved by 0.8%.

•	Continued improvement in asset quality; annualized net charge-offs as a percentage of average loans and leases of 0.23%, flat compared to 2014.

•	Growth in commercial and commercial real estate loans of 13.6%, and overall loan growth of 12.7%

[1]	Economic Profit is a non-GAAP measure and is calculated at the consolidated and business unit level. Economic Profit is defined as net income less the imputed cost of capital.

•	Deposit growth of 14.7%

•	Return on Average Tangible Common Shareholders’ Equity of 12.05% versus 11.90%

•	Return on Average Common Shareholders’ Equity of 8.77% versus 8.85%

•	Return on Average Assets of 0.87% versus 0.93%

Objectives of Compensation Program

Webster’s executive compensation program is designed to attract, engage and retain qualified executives and to reward actions and results that the Committee and Board of Directors believe will increase Economic Profit and maximize shareholder return. Special attention is given to ensuring that compensation plans do not encourage NEOs or other executives to take unnecessary or excessive risks.

Webster’s executive compensation program is highly performance based and closely aligns total compensation with achievement of Webster’s financial and strategic goals. A meaningful portion of total compensation is variable and tied to future shareholder return, thereby rewarding NEOs and other executives for pursuing strategies that are expected to increase Economic Profit over time.

The compensation program has four primary objectives:

•

Equity Based - A meaningful portion of the total compensation opportunity is equity-based and is highly dependent on the Company’s return on equity (“ROE”) and total shareholder return (“TSR”) over a three-year period relative to the Peer Group.

•

Performance Based - A majority of total compensation is intended to be variable based on the Company’s success in achieving predetermined financial and strategic goals and its performance relative to the Peer Group, ROE, and TSR.

•

Competitive - Total compensation opportunities should be competitive, thus enabling Webster to attract, engage and retain highly qualified NEOs and other executive officers who will be motivated to achieve Webster’s financial and strategic goals.

•

Safety and Soundness - Webster’s incentive compensation programs reward individual actions and behaviors that support Webster’s mission, business strategies and performance based culture and do not encourage unnecessary or excessive risk taking.

Compensation Best Practices

The Committee annually reviews best practices in executive compensation and governance and continues to enhance our policies and practices, which include the following:

2015 Compensation and Governance Best Practices

We Do	We Do Not
Ö A substantial portion of each NEO’s total compensation opportunity is variable, such that actual compensation is closely tied to financial performance and business results and TSR	Ø No employment agreements
Ö Stock ownership guidelines are robust to help ensure that the interests of the executives are aligned with long term shareholder value and reviewed annually by the Committee	Ø No stock option repricing
Ö The value of LTI granted in February each year is determined based in part on the NEO’s performance in the prior year	Ø No excise tax gross-up provisions in any agreements with our NEOs
Ö LTI program is 75% performance based driving a pay for performance culture	Ø No stock options may be granted below fair market value
Ö Annual risk review of the Company’s compensation plans is performed	Ø No dividends paid on unearned performance shares
Ö The incentive compensation clawback policy is robust	Ø Perquisites available to NEOs and other executive officers have been limited and are reviewed annually by the Committee
Ö CEO and senior leadership succession planning process reviewed annually by the Committee and Board of Directors	Ø No liberal share counting (see page A-2)

Setting 2015 Compensation

In February 2015, the Committee reviewed all elements of compensation for NEOs and approved the compensation structure consistent with the objectives outlined above. Total direct compensation comprises base salary, annual cash incentive and LTI. The annual cash incentive rewards current year performance, while the LTI aligns the NEOs’ interests with the long term goals and performance of the Company. LTI grants made in February 2016, based in part on NEOs’ 2015 performance, consisted of a 75/25 mix of performance based shares and time-based restricted stock. Performance shares have a three-year performance period and time-based restricted stock has a three-year vesting schedule of one-third on each anniversary date of the grant. The 2016 LTI grants are disclosed in the non-required 2016 Long Term Incentive Compensation table on page 31 and the two-year supplemental Summary Compensation Table on page 36.

For 2015, the Committee approved total compensation for NEOs which is somewhat higher than compensation for 2014, given the continuing improvement in financial and credit-related results, considerable progress toward achieving strategic goals, and financial performance that exceeded the Peer Group’s performance. The Committee intended that total direct compensation should be commensurate with that of like institutions with similar performance. Given 2015 financial performance that was slightly below plan yet well above the peer median, the Committee intended that total direct compensation (including the February 2016 LTI grants based on 2015 performance) be equal to or somewhat higher than median Peer Group compensation.

Compensation Consultant

In carrying out its responsibilities, the Committee engages McLagan, an independent compensation consultant, to offer market perspectives on annual pay, current executive compensation trends and compensation programs currently in place at Webster. The consultant also provides insight into regulatory issues affecting compensation. The Committee has the authority to hire and terminate the consultant and determine the nature and scope of the consultant’s assignments. The Committee has engaged McLagan since June 2010. The Committee reviewed the work performed by McLagan and, under SEC and NYSE regulations, determined that the work did not create a conflict of interest.

McLagan provided the Committee ongoing insights relating to trends in executive compensation in the banking sector. At the direction of the Committee, McLagan reviewed all elements of compensation for the NEOs and other executive officers and made recommendations with regard to plan design. McLagan also reviewed an analysis of Webster’s 2015 performance to date (through the first three quarters of 2015) relative to peers and opined on management’s proposals to the Committee regarding 2015 executive compensation. McLagan attended the majority of Committee meetings and in each one of those meetings had the opportunity to meet with the Committee in executive session. The Committee weighs the consultant’s perspective as part of its decision-making process. The Committee communicates compensation decisions directly to management. The Committee utilized market context and recommendations from McLagan when determining the amount and form of compensation paid to Webster’s executive officers and directors during 2015.

Compensation Peer Group

The Committee regularly uses proxy information for the Peer Group to review annually the compensation of Webster’s NEOs relative to comparable positions. This review is supplemented by available market survey data. The Committee may also use comparisons to the Peer Group to consider other market practices relevant to the scope of the NEOs’ responsibilities. This may include, for example, change in control provisions and stock ownership guidelines.

In 2015, the Committee considered actual and, where available, target compensation data from the Peer Group. This data was presented by McLagan and contributed to an assessment of the competitiveness of actual and target pay for Webster NEOs.

The Committee reviews the composition of the Peer Group annually with the assistance of McLagan with the objective of maintaining a group of peer banks that individually and collectively represent suitable comparators for compensation-related analyses. Suitability is defined using a number of factors, including size, scope, business mix and geographic focus. Scope measures include total assets, net revenue, market capitalization and number of employees. Business mix is reflected by an analysis of loan composition (consumer, real estate, commercial and construction) and revenue composition (sources and proportion of net interest income and non-interest income). Banks with a geographic focus outside the continental United States are excluded regardless of the appropriateness of their scope and business mix. In 2015, McLagan, at the request of the Committee, prepared an evaluation of our Peer Group and determined that our current Peer Group met the criteria stated above and no action was needed. While Susquehanna Bancshares had announced an acquisition by BB&T in 2015, the closing occurred after the Peer Group was affirmed. The Committee approved the recommendation and identified the 13 companies listed below as the Peer Group for 2015:

2015 Compensation Peer Group[1]
Company	Total Assets (in millions)
Associated Banc-Corp	$26,822
BancorpSouth, Inc.	$13,326
BOK Financial Corporation	$29,090
City National Corporation[2]	$32,610
Commerce Bancshares, Inc.	$23,994
Cullen/Frost Bankers, Inc.	$28,278
First Niagara Financial Group, Inc.	$38,551
Fulton Financial Corporation	$17,125
Hancock Holding Company	$20,747
People’s United Financial, Inc.	$35,997
Susquehanna Bancshares, Inc. [2]	$18,661
TCF Financial Corporation	$19,395
Valley National Bancorp	$18,794

75th Percentile	$29,090
Median	$23,994
25th Percentile	$18,794
Webster	$22,533
Percent Rank	46%

[1]	Data as of 12/31/2014 and is provided by Equilar Insight

[2]	SUSQ and CNY were acquired in 2015 by BB&T and Royal Bank of Canada, respectively.

Given the acquisition of Susquehanna Bancshares and City National in 2015, their financial performance data is no longer available. They are not included in the annual cash incentive peer performance calculation; however, they are counted in the lowest quartile in the TSR calculation, which is standard market practice when a peer gets acquired.

Elements of 2015 Compensation

Webster’s compensation program has three basic elements: base salary, annual cash incentive and LTI. All elements of compensation are reviewed annually by the Committee, both separately and in aggregate, to ensure that the total amount of compensation is within appropriate competitive parameters based on data from independent sources and based on the performance of the Company and NEOs. The program is intended to provide NEOs with a compensation opportunity commensurate with persons with similar duties and responsibilities at other financial institutions with comparable performance. In determining levels of NEOs’ overall compensation, the Committee also considers the qualifications and experience of the respective officer, Webster’s size and complexity of operations and, to a certain extent, the compensation paid to other persons employed by the Company. The Committee uses external data as input for the Committee’s analysis and to obtain a general understanding of current compensation practices rather than strict rules for establishing compensation. A meaningful portion of pay is tied to financial and strategic performance. Consequently, actual compensation received will vary from targeted compensation.

In early 2015, the Committee engaged McLagan to provide an analysis of Webster’s total compensation as well as the individual components compared to the Peer Group and McLagan’s 2014 Top Management Survey. This data contributed to an assessment of the competitiveness of actual and target pay for Webster’s NEOs. Based on the findings, the Committee set the components of pay and the weight of each component creating a structure that reflects Webster’s objectives for compensation outlined above while allowing individual variations based on job scope, tenure, retention risk, and other factors relevant to the Committee.

The chart below breaks down total compensation by element, target and pay mix of each component by NEO for the program approved in February 2015. For purposes of this table, “pay mix” represents the percentage of total direct compensation represented by each component.

2015 Components of Total Direct Compensation at Target

Name and Principal Position	Salary		Annual Cash Incentive		Total Cash Compensation		Long-Term Incentive		Total Direct Compensation
	Year-End 2015	Pay Mix	Target	Pay Mix	Target	Pay Mix	Target	Pay Mix	Target	Pay Mix
James C. Smith Chairman and CEO	$925,000	26%	$925,000	26%	$1,850,000	52%	$1,711,250	48%	$3,561,250	100%

Joseph J. Savage Executive Vice Chairman[1]	$454,704	37%	$341,028	28%	$795,732	65%	$431,969	35%	$1,227,701	100%
John R. Ciulla President[2]	$480,000	42%	$318,500	28%	$798,500	70%	$341,250	30%	$1,139,750	100%

Glenn I. MacInnes EVP and CFO	$454,704	38%	$303,151	25%	$757,855	64%	$431,969	36%	$1,189,824	100%
Charles L. Wilkins EVP, HSA Bank	$345,000	43%	$224,250	28%	$569,250	70%	$241,500	30%	$810,750	100%

[1]	Effective October 28, 2015, Mr. Savage was appointed Executive Vice Chairman of Webster and Webster Bank. There was no effect on his 2015 compensation targets.

[2]

Effective October 28, 2015, Mr. Ciulla was promoted from Executive Vice President, Commercial Banking to President of Webster and Webster Bank. The 2015 incentives and pay mix referenced above are based on a blended mix of his salary from both positions.

[3]	Mr. Wilkins received a special one-time award in January 2015 (not shown in this table).

Salary

Annual salary is the only fixed component of Webster’s executive compensation program. In setting salary, the Committee looks at current pay practices, Peer Group comparisons and general market analysis in consultation with its compensation consultant, McLagan. The Committee then establishes salaries that are competitive to the Peer Group for similar positions. The salaries are reviewed on an annual basis by the Committee.

In the case of a change in role, an officer’s new responsibilities, external pay practices, internal equity, past performance and experience are all considered in determining whether a change in salary is warranted.

As part of the Committee’s annual salary review, salaries were determined to be reasonably competitive when compared with the actual proxy data of the Peer Group and benchmark survey information. In 2015, two of the NEOs received an adjustment to base salary as a result of this review. Mr. Smith’s salary was increased from $883,544 to $925,000. Mr. Ciulla’s salary was increased from $364,944 to $450,000 and, as of October 28, from $450,000 to $480,000, which reflects his promotional increase from Executive Vice President, Commercial Banking to President of Webster and Webster Bank.

Annual Cash Incentive Compensation—Plan Overview

Annual cash incentive compensation is variable based on performance and ties a significant portion of the NEOs’ compensation to achievement of the Company’s annual financial goals and to financial performance relative to the Peer Group. Measurements for the plan are approved annually by the Committee. For 2015, target incentives were set for each of the NEOs between 25% and 28% of total compensation. The plan is designed so that the weighted average performance for the financial measures must exceed a predetermined threshold before a payout can be made.

The plan is structured to calculate incentives based on two Primary Components:

1.

Corporate Component - This component has two elements: Financial Performance and Performance Relative to Peer Group. Financial Performance is determined by scoring performance against four pre-established financial measures. Each measure is weighted based on relative importance and then the measures are totaled to determine a weighted score. Adjustments to this score may then be made based on the Committee’s assessment of the Company’s performance against financial performance goals and their degree of difficulty and the four pre-established financial measures relative to its Peer Group (Performance Relative to Peer Group). In 2015, other than a positive adjustment for Performance Relative to the Peer Group, there were no adjustments to the score.

2.

Line of Business Component - The Line of Business Component is determined based on the financial performance of the line of business against its goals for the year and an assessment of results against strategic objectives. Adjustments may then be made based on the CEO’s and the Committee’s assessment of the competitive environment and the degree of difficulty of the goals. The program dictates that the Line of Business Component is not scored or paid out unless the Corporate Component is scored at or above its threshold payout level. Mr. Ciulla, in his previous role of Webster’s Executive Vice President, Commercial Banking, and Mr. Wilkins, Webster’s Executive Vice President, HSA Bank, are the two lines of business heads among the NEOs.

The two Primary Components are weighted based on each NEO’s responsibilities. The weighting of the Primary Components is shown in the chart below:

2015 Weight of Primary Components

Name and Principal Position	Corporate Performance	Line of Business Performance
James C. Smith, Chairman and CEO	100%	0%

Joseph J. Savage, Executive Vice Chairman[1]	100%	0%
John R. Ciulla, President[2]	40%	60%

Glenn I. MacInnes, EVP and CFO	100%	0%
Charles L. Wilkins, EVP, HSA Bank	40%	60%

[1]	Effective October 28, 2015, Mr. Savage, formerly President, was appointed Executive Vice Chairman of Webster and Webster Bank. Both positions carry a 100% weighting for Corporate Performance.

[2]

Effective October 28, 2015, Mr. Ciulla was promoted from Executive Vice President, Commercial Banking to President of Webster and Webster Bank. The 2015 compensation weightings referenced above are in conjunction with his prior position as Executive Vice President, Commercial Banking.

CEO Discretion Adjustment for Individual Performance

Based on the CEO’s assessment of each NEO’s individual performance measured against specific performance objectives, the CEO may use discretion to determine a positive or negative adjustment to the annual cash award. Additionally, the CEO in consultation with the Chief Risk Officer considers potential adjustments based on each NEOs record of identifying, managing and mitigating risk, including an assessment of outcomes in the areas of compliance, operating risk, credit, audit findings or regulatory citing, or other contributions that should be taken into account.

Annual Cash Incentive Scoring

Corporate Component - The Corporate Component is determined by calculating a weighted performance score against four pre-established financial measures (Financial Performance). The resulting score may then be modified up or down at the Committee’s discretion by up to 20% based on performance against those four pre-established financial measures relative to Webster’s Peer Group. In 2015 the Committee made a 2.1% positive adjustment for financial performance in the 65th percentile of the Peer Group. The Committee has discretion to make adjustments for extraordinary, unusual or non-recurring items. There were adjustments made in the pre-tax pre-provision income and ROE targets to reflect the appropriate treatment of the amortization of the intangible asset due to the acquisition of JP Morgan Chase’s HSA business. Scores below 50% on an individual measure are reduced to zero and a total weighted score below 50% on the four goals in the aggregate earns no payout.

The Corporate Component rating generates a potential funding of 0% to 150% of target. A score of 100% would pay out at target. There is an aggregate threshold score of approximately 70%, which generates a payout of 50% of target, below which no payout is earned.

Financial Performance - Webster’s 2015 results compared to plan and to 2014 are set forth in the table below.

2015 Annual Cash Incentive - Corporate Financial Performance

Financial Metric	Threshold	Target	Maximum	Actual	Score	Weight	Payout	2014 Actual[2]
(1) Pre-Tax Pre-Provision Income	$299.4	$356.5	$413.6	$349.6	94.0%	35%	32.9%	$325.7
(2)Return on Average Equity	7.36%	8.90%	10.44%	8.64%	91.4%	30%	27.4%	8.66%
(3)Efficiency Ratio	62.00%	59.36%	58.35%	59.73%	92.9%	20%	18.6%	59.50%
(4)Credit
(4a) NPL’s / Average Loans[1]	1.35%	1.09%	0.83%	1.03%	111.2%	7.5%	8.3%	0.95%
(4b) NCO’s / Average Loans[1]	0.25%	0.20%	0.15%	0.22%	75.9%	7.5%	5.7%	N/A
TOTAL						100%	92.9%

[1]	NPL is an abbreviation for non-performing loans and NCO is an abbreviation for net charge-offs.

[2]	Pre-Tax Pre-Provision Income, Return on Average Equity and Efficiency Ratio exclude non-recurring items for 2014.

Performance Relative to Peer Group - The Committee has discretion to adjust the weighted score within the Corporate Component by 20% plus or minus of target based on Webster’s performance relative to its Peer Group against the same four measures. Due to the acquisitions of Susquehanna Bancshares and City National, and their financial performance data no longer being available, they were not included in the Peer Group comparison for 2015. The table below shows Webster’s performance relative to the eleven remaining companies in the Peer Group:

2015 Annual Cash Incentive - Performance Relative to Peer Group

	2015[2]				2014[3]

Financial Metric[1]	Results	% Rank	Weight	Weighted Score	% Rank	Weight	Weighted Score

(1) Pre-Tax Pre-Prov Income/Avg. Assets	1.48%	73%	35%	25.45%	73%	35%	25.45%

(2) Return on Average Equity	8.64%	64%	30%	19.08%	64%	30%	19.08%

(3) Efficiency Ratio	59.97%	91%	20%	18.20%	91%	20%	18.20%

(4) Credit

(4a) NPL’s / Total Loans %	1.03%	9%	7.5%	0.68%	27%	7.5%	2.05%

(4b) NCO’s / Total Loans %	0.22%	27%	7.5%	2.05%	36%	7.5%	2.73%

	Weighted Score:			65.46%	Weighted Score:		67.51%

[1]	Data as reported by SNL Securities for comparability.

[2]	Based on 2015 Peer Group as described on page 21.

[3]	2014 has been adjusted to reflect the change in the Peer Group that occurred in 2015.

Final Corporate Component - The Committee recognized Webster’s continued strong performance relative to the Peer Group and determined that a positive adjustment of 2.1% relative to the Peer Group was appropriate. This compares to a 2.2% positive adjustment in 2014.

The Corporate Component is then calculated by taking the Financial Performance score of 92.9% and applying the upward adjustment of 2.1% for Performance Relative to Peer Group for a final score of 95.0% of target. There were no other adjustments made.

2015 Annual Cash Incentive - Financial Performance and Adjustments
Financial Performance	Peer Group Adjustment	Total Adjusted Payout
92.9%	2.1%	95.0%

Line of Business Component - Given Mr. Ciulla’s responsibilities as Head of the Commercial Banking business segment and Mr. Wilkins’ as Head of the HSA Bank business segment, 60% of each NEO’s target bonus is payable based on the financial results of his Line of Business and on results relative to strategic initiatives. The results of Commercial Banking and HSA Bank are noted below:

Mr. Ciulla led the Commercial Banking segment to a record year in which it achieved solid revenue growth and strong year-over-year performance in several key categories resulting in a Line of Business score of 95.6%. Strong loan volume offset continuing pressure on spreads caused by the lower than anticipated interest rate environment, while credit metrics slightly underperformed plan. Credit quality remained strong with commercial classified, non-performing loans and net charge offs within established risk tolerance levels. The Commercial Banking segment delivered $105.6 million in Net Income and a 14.9% Return on Allocated Capital. All five Commercial business units once again delivered positive net income. Commercial Banking continued to generate earnings in excess of the cost of capital and reported solid Economic Profit. Fueled by record loan originations of $3.0 billion, the commercial loan portfolio grew $950 million (+14.5%) to $7.5 billion. Loan growth was evident across all business units and across all geographies, with particular strength in Middle Market banking ($556 million (+18%)) and Commercial Real Estate ($204 million (+9%)), two areas that remain a strategic focus. In addition to core operating relationships, transaction account balances of $2.0 billion represent 64.1% of total commercial deposits, up from 63.7% a year ago. The disciplined deposit pricing strategy with respect to non-transactional accounts continues to yield positive results. Commercial Banking’s Treasury and Payment Solutions Group continued to invest and enhance its capabilities to help clients manage cash flow, while driving higher Non-Interest Income. In February, 2016, Webster was awarded two additional Greenwich Excellence awards for client satisfaction for 2015, evidencing its continuing successful focus on high service quality and relationship banking.

Mr. Wilkins led the HSA Bank segment through a year of dramatic growth and change in which it more than doubled accounts, deposits and revenue resulting in a Line of Business score of 124.2%. The growth is a reflection of the successful execution of the business segment’s strategy to upgrade its technology and data processing platform, add notional products, enhance capabilities, and expand distribution through carriers and large employers. During the year, HSA Bank completed the implementation and integration of a new processing platform and converted over 1,500,000 accounts to the new experience. In addition, HSA Bank closed on a transaction in January to purchase the JP Morgan Chase HSA portfolio adding approximately 829,000 accounts and over $1.4 billion in deposits including relationships with two national health plan partners. The acquisition and strong organic growth drove a 154% increase in accounts (to 1.75 million), and a 108% increase in deposit balances (to $3.8 billion) year-over-year. As a result, interest income grew 89% to $73 million and fee income increased 125% to $64 million leading to an increase in net revenue of 104% to $138 million and an increase in pre-provision net revenue of 115% to $57 million. HSA Bank has executed the system and portfolio conversions to date with quality and efficiency causing minimal disruption to customers and partners. HSA Bank is well positioned to capitalize on this success in 2016.

The chart below summarizes each NEO’s performance for 2015:

Name and Principal Position	Performance Summary
James C. Smith Chairman and CEO

Mr. Smith led Webster’s strong financial performance year-over-year and as compared to Webster’s Peer Group. He effectively guided Webster’s strategic choices including the allocation of capital and other resources to strategies that create value for customers and maximize Economic Profit over time. Notable achievements were record core revenue for the sixth straight year, record net income, another full year with efficiency ratio less than 60% and 92% percentile rank against its Peer Group, improved credit quality, and strong risk management. Webster missed plan for pre-provision net revenue as strong loan growth and disciplined expense control were offset by spread pressure from lower than anticipated interest rates. Webster’s value-based culture is strong as measured by continuing strong banker engagement survey results.

Joseph J. Savage Executive Vice Chairman

Mr. Savage served as President of Webster and Webster Bank until the end of October. In this capacity, he provided oversight and guidance to Commercial Banking which achieved superior performance in several key categories, and to Webster Private Bank which completed its shift to a new business model and expanded into Boston. He also provided oversight for Human Resources, introducing new programs that further inculcate Webster’s values-guided culture, and upgrading leadership development curriculums that help further build a leadership pipeline. Effective October 28, 2015, Mr. Savage was appointed Executive Vice Chairman in recognition of his continuous contributions and leadership. He retains oversight of Human Resources, chairs the Incentive Compensation Oversight Team and continues to lead key internal leadership development activities and external client development initiatives.

John R. Ciulla President

Effective October 28, 2015, in recognition of his contributions and leadership, Mr. Ciulla was promoted to President of Webster and Webster Bank, and appointed to the Board of Directors of Webster Bank. Mr. Ciulla led the Commercial Bank segment to a record year in which it achieved strong revenue growth and high performance in several key categories, including record loan originations, and increased Economic Profit. Four of the five Commercial Banking business units generated Economic Profit in 2015. Webster was again recognized by Greenwich Associates for excellence in client satisfaction.

Glenn I. MacInnes EVP and CFO

Mr. MacInnes developed initiatives and provided guidance enabling Webster to improve year-over-year financial performance and achieve the Company’s financial goals. He further optimized the balance sheet in anticipation of the changing interest rate environment. He led Webster’s successful regulatory stress test submission and played an important role in corporate development initiatives, including the acquisition of the JP Morgan Chase HSA portfolio as well as 17 prominently located banking centers in a turn-key de novo transaction in Greater Boston. He further enhanced the financial planning process and internal and external financial reporting.

Charles L. Wilkins EVP, HSA Bank

Mr. Wilkins led the HSA Bank segment through a year of dramatic growth and change in which it more than doubled accounts, deposits and revenue resulting in a Line of Business score of 124.2%. The acquisition of JP Morgan Chase’s HSA portfolio accelerated HSA Bank’s growth strategy and vaulted HSA Bank to the leading market share in its fast-growing field with more than $4 billion in assets under administration and 1.7 million accounts in all 50 states. The growth is a reflection of the successful execution of the business segment’s strategy to upgrade its technology platform in order to add new products and expand distribution through carriers and large employers. During the year, HSA Bank completed the implementation and integration of a new processing platform and converted over 1,500,000 accounts to the new experience.

CEO Discretion Based on Individual Performance

The individual performance is determined through the annual review process as part of the Company-wide performance management process. Each NEO is evaluated based on achievement of individual performance objectives which include strategic goals, personal behavior, risk management, regulatory compliance, and people leadership. The Committee evaluates the CEO, and the CEO evaluates the other NEOs in consultation with the Committee.

Total 2015 Annual Cash Incentive Compensation - Upon completing scoring of the two Primary Components (Corporate, and Line of Business), the scores are applied to the CEO’s and each NEO’s annual cash incentive target based on the weightings in the Weight of Primary Component Table on page 24 to calculate the award. The Committee retains discretion to adjust the CEO’s calculated annual cash incentive award. The CEO retains discretion, in consultation with the Committee, to adjust the NEOs’ calculated annual cash incentive awards. A thorough review of risk management across the company, including the areas of regulatory, internal audit, credit and operating risk, compliance and Sarbanes-Oxley (SOX) controls resulted in adjustments to Messrs. MacInnes’ and Wilkins’ incentives at the discretion of the CEO. No other adjustments were made. The final tabulations for annual cash incentive compensation are set forth below.

2015 Annual Cash Incentive Compensation
Name and Principal Position	Annual Cash Incentive Target	Corporate Score[1]	Line of Business Score (if applicable)[1]	Calculated Award	CEO Discretionary Adjustment	Total Annual Cash Incentive Award	Award as a Percent of Target
James C. Smith Chairman and CEO	$925,000	95.0%		$878,750		$878,750	95%
Joseph J. Savage Executive Vice Chairman	$341,028	95.0%		$323,977		$323,977	95%
John R. Ciulla President	$318,500	95.0%	95.6%	$303,849		$303,849	95.4%
Glenn I. MacInnes EVP and CFO	$303,151	95.0%		$287,994	($10,000)	$277,994	91.7%
Charles L. Wilkins EVP, HSA Bank	$224,250	95.0%	124.2%	$252,281	($5,000)	$247,281	110.3%

[1]	Corporate Officers are weighted 100% on the Corporate Component; Line of Business Officers are weighted 40% on the Corporate Component, 60% on the Line of Business Component.

2013 Performance Shares Paid in 2016

In 2013, Performance Shares were granted to executives, including the NEOs except for Mr. Wilkins who was not an employee at that time. These had a three-year performance period ending December 31, 2015. 50% of the payout was based on the average of Webster’s ROE calculated annually each year during the three-year period and the other 50% was based on relative TSR against peers at the end of three-years. Payout ranges were set for both metrics with a threshold level set at 50% payout and maximum performance at 200% payout. The actual results for the 2013 Performance Shares was a payout of 145.7%.

2015 Long-Term Incentive Compensation Granted in February 2016 – Plan Overview

Following a market review in late 2013 against the Peer Group and in consideration of certain emerging trends in LTI practices, including the declining usage of stock options in the market, it was decided to cease the practice of granting stock options and to replace a portion of that grant with time-vested restricted shares, while increasing the portion of performance based restricted stock (“Performance Shares”) as a portion of LTI awards. Accordingly, the Board approved the Committee’s recommendation to increase the weighting of Performance Shares as a portion of LTI from 60% to 75%, consistent with Webster’s pay-for-performance compensation philosophy, and to grant 25% of LTI in the form of time-vested restricted shares. The Committee believes that increasing the portion of Performance Shares and replacing the balance of stock options with restricted shares, coupled with its decision to reduce the maximum Performance Share payout to 150% from 200%, ensures that our compensation programs are closely aligned with shareholders’ interests and do not encourage excessive risk taking.

The Committee may increase or decrease the CEO’s LTI or the other NEOs’ LTI based on a variety of factors including the Company’s prior year performance against financial and strategic goals. The Committee determines the recommended grant for the CEO and considers the CEO’s recommendation for the other NEOs.

Long Term Incentive Vehicles: Webster awarded two forms of LTI grants, performance shares and restricted stock as displayed in the table below:

Long Term Incentive Vehicles
Vehicle	Vesting	Rationale	Vehicle Mix
Performance Shares	Vests at the conclusion of three-year performance period	To align LTI to the achievement of Company total shareholder return and return on equity	75%
Time-Vested Restricted Stock	One third vests per year	To provide LTI and retention value to the NEOs and other executives	25%

Performance Shares: Performance Shares vest at the conclusion of the three-year performance period and the Committee certifies the results based 50% on Company three-year total shareholder return relative to Webster’s Peer Group and 50% on the three-year average return on equity compared to plan. Performance must meet threshold levels or the shares are forfeited.

•

Three-year Total Shareholder Return reflects the rate of return reflecting price appreciation plus reinvestment of dividends calculated as follows: (ending stock price – beginning price + dividends paid per share) / beginning stock price.

•	Peer Group reflects Webster’s Compensation Peer Group listed in the Compensation Peer Group section.

•

Average Return on Equity is calculated as the ratio of adjusted net income to adjusted average equity. The average return on equity targets are set annually during the performance period by the Committee giving consideration to the Board approved strategic plan set at the end of the prior year. The score is calculated each year and then averaged over three years.

Payout Determination for Performance Shares Granted in February 2016 Based on 2016-2018 Performance
Payout Metric	Below Threshold Payout	Threshold Payout	Target Payout	Maximum Payout
Peer-relative three-year Total Shareholder Return	0%	62%	100%	150%
Average Return on Equity over three-year period	0%	10%	100%	150%

The Company does not vest performance based restricted stock for performance below threshold. A threshold level of performance must be met for each metric in order for payment to be earned. For Total Shareholder Return, threshold performance is the 31st percentile of our Peer Group and for ROE, threshold performance is 83% of target. Once threshold performance is achieved, actual awards will be interpolated between threshold and 150% of target based on performance relative to market, below which there is no payout. As noted above, beginning with 2014 awards, the maximum funding payout was reduced to 150% of target, from 200%, consistent with the Committee’s goal to ensure our compensation programs do not encourage excessive risk taking.

2016 Long Term Incentive Grant - The February 2016 LTI grants were made in the form of 75% Performance Shares and 25% time-vested restricted stock, as described above, based in part on each NEO’s 2015 performance and granted based on the NEOs’ 2015 base pay and LTI target percent. The Committee approved grants at 100% of that target for Mr. Smith and, based on Mr. Smith’s recommendation at 100% of target for Messrs. Savage, Ciulla, MacInnes and Wilkins. The individual performance of each NEO on which the February 2016 grants were based is described in detail beginning on page 28.

The 2016 grants are shown in two non-required tables below for the purpose of setting forth clearly the compensation earned for 2015 performance. The first table is 2016 Long Term Annual Incentive Compensation based on 2015 performance and the second is the two-year supplemental Summary Compensation Table. Note that grants made in 2016, even though made in part based on 2015 performance, are not reflected in the required Summary Compensation Table on page 36 and will be reflected in next year’s Summary Compensation Table.

2016 Long-Term Incentive Compensation (for 2015 Performance)
Name and Principal Position	Long-Term Incentive Target	Grant as a Percent of 2015 Target	Long-Term Incentive Grant
James C. Smith, Chairman and CEO	$1,711,250	100%	$1,711,250
Joseph J. Savage, Executive Vice Chairman	$431,969	100%	$432,000
John R. Ciulla, President	$341,250	100%	$341,300
Glenn I. MacInnes, EVP and CFO	$431,969	100%	$432,000
Charles L. Wilkins, EVP, HSA Bank	$241,500	100%	$241,500

The chart below shows total direct compensation approved by the Committee for 2015 and 2014 performance. LTI grants made in February 2016 are based in part on 2015 performance and are reflected in 2015 Total Direct Compensation. LTI grants made in February 2015 are based in part on 2014 performance and are reflected in 2014 Total Direct Compensation. Although the 2016 grants will be discussed in next year’s CD&A, we have determined to voluntarily disclose the grants in the table set forth below under year 2015 Total Direct Compensation. The 2016 and 2015 grants were in Performance Shares and time-vested restricted stock as described above.

Two-year Supplemental Summary Compensation Table (reflects 2016 Long-Term Incentive Grants for 2015 Performance and 2015 Long-Term Incentive Grants for 2014 Performance)

Name and Principal Position	Performance Year	Year-End Salary	Annual Cash Incentive	2016 Long-Term Incentive Grants for 2015 Performance[1] 2015 Long-Term Incentive Grants for 2014 Performance[2]	Total Direct Compensation Received for Performance $

James C. Smith Chairman and CEO	2015	$925,000	$878,750	$1,697,706	$3,515,000
	2014	$883,544	$861,455	$1,790,492	$3,535,491

Joseph J. Savage Executive Vice Chairman	2015	$454,704	$323,977	$428,566	$1,210,681
	2014	$454,704	$295,600	$451,981	$1,202,285

John R. Ciulla President	2015	$480,000	$303,849	$338,603	$1,125,149
	2014	$364,944	$290,000	$353,105	$1,008,049

Glenn I. MacInnes EVP and CFO	2015	$454,704	$277,994	$428,566	$1,164,698
	2014	$454,704	$295,600	$451,981	$1,202,285

Charles L. Wilkins EVP, HSA Bank	2015	$345,000	$247,281	$239,593	$833,781
	2014	$295,000	$220,000	$252,657	$767,657

[1]

2016 LTI Performance Share grants for 2015 performance are based on the following valuation: for the portion based on ROE, Webster used the closing price of February 24, 2016; for the portion based on TSR, Webster used the Monte Carlo valuation.

[2]

2015 LTI Performance Share grants for 2014 performance are based on the following valuation: for the portion based on ROE, Webster used the closing price of February 25, 2015; for the portion based on TSR, Webster used the Monte Carlo valuation.

2015 Long Term Incentive Grant - Similarly, LTI grants made in February 2015 were based in part on each NEO’s 2014 performance and granted based on the NEOs’ 2015 compensation components. The Committee approved grants as shown in the chart below. The individual performance of each NEO on which the February 2015 grants were based is described in detail beginning on page 33 and is included as 2015 compensation in the required 2015 Summary Compensation Table on page 36.

2015 Long-Term Annual Incentive Compensation (for 2014 Performance)
Name and Principal Position	Long-Term Incentive Target	Grant as a Percent of 2014 Target	Long-Term Incentive Grant
James C. Smith, Chairman and CEO	$1,634,556	105%	$1,711,250
Joseph J. Savage, Executive Vice Chairman	$404,232	107%	$431,970
John R. Ciulla, President	$284,656	119%	$337,500
Glenn I. MacInnes, EVP and CFO	$404,232	107%	$431,970
Charles L. Wilkins, EVP, HSA Bank	$241,500	100%	$241,500

NEO 2014 Performance as previously reported:

Name and Principal Position	LTI 2015 Grants Awarded as a % of target (Based on 2014 Performance)	2014 Performance Summary
James C. Smith Chairman and CEO	100%	Mr. Smith led Webster’s strong financial performance year-over-year and as compared to Webster’s Peer Group. He effectively guided Webster’s strategic choices including the allocation of capital and other resources. Notable achievements were record core revenue for the fifth straight year, a much improved efficiency ratio to less than 60%, improved credit quality, and strong risk management. Net income and EPS increased year-over-year. Webster’s value-based culture is strong as measured by continuing strong banker engagement scores. Mr. Smith provided strategic guidance and oversight with regard to the acquisition of JP Morgan Chase’s HSA platform.
Joseph J. Savage Executive Vice Chairman	100%	Effective January 1, 2014, in recognition of his contributions and leadership, Mr. Savage was promoted to President of Webster and Webster Bank, and appointed to the Board of Directors of Webster Bank. Mr. Savage provided oversight and guidance to Commercial Banking which achieved high performance in several key categories, and to Webster Private Bank, which completed a strategic model shift and significant reorganization in 2014. He led recruitment of new leadership for Human Resources, introduced programs that further inculcate Webster’s value-guided culture, and upgraded Webster’s Talent Management and Leadership Development programs.
John R. Ciulla President	100%	Promoted to Head of Commercial Banking effective January 1, 2014, Mr. Ciulla led the segment to a record year in which it achieved double digit revenue growth, and high performance in several key categories, including growth in Economic Profit, loan originations and operating balances. All five Commercial Banking business units generated Economic Profit in 2014. Commercial Banking exceeded Plan on all critical asset quality metrics. Webster was again recognized by Greenwich Associates for excellence in middle market customer satisfaction in the northeast and nationally.
Glenn I. MacInnes EVP and CFO	100%	Mr. MacInnes developed initiatives and provided guidance enabling Webster to improve year-over-year financial performance and achieve the company’s financial goals, including efficiency ratio and operating leverage targets. He further optimized the balance sheet in anticipation of the changing interest rate environment. He led corporate development initiatives, including the acquisition of JP Morgan Chase’s HSA platform, and other successful capital actions during the year. He further improved Webster’s internal controls and enhanced the financial planning process and internal and external financial reporting.
Charles L. Wilkins[1] EVP, HSA Bank	100%	Mr. Wilkins led the HSA Bank segment through a year of strategic change and record growth as multiple investments were made to position HSA Bank to better serve our account holders and enhance our long-term competitiveness. HSA Bank broadened its product set and deployed an industry leading technology platform for healthcare accounts in order to deliver a best-in-class experience to partners, employers and consumers. In September 2014, HSA Bank reached agreement to acquire the health savings account business of JP Morgan Chase which resulted in HSA Bank becoming the industry leader with more than 1.6 million accounts and over $4.5 billion in assets under administration.
[1]	Mr. Wilkins’ performance was not previously disclosed

Retirement Plans

Pension Plan - Webster Bank maintains a frozen defined benefit pension plan. Webster stopped benefit accruals under the plan for all employees, including the NEOs, after December 31, 2007. The Pension Benefits section of this Proxy Statement details pension benefits for the NEOs.

401(k) Plan - Webster Bank maintains a defined contribution 401(k) plan for eligible employees, including the NEOs. All participants in the plan, including each of the NEOs, are eligible to make pre-tax contributions from 1% to 25% of their pay, up to Internal Revenue Code (“IRC”) limits ($18,000 in 2015). Webster Bank matches the employee’s contributions on a dollar for dollar basis for the first 2% of pay the employee contributes and then 50 cents on the dollar for up to the next 6% of pay the employee contributes. In addition, Webster provides transition credits ranging from 1% to 6% of pay for those employees, including NEOs, who were hired before January 1, 2007 and had reached age 35 or older on January 1, 2008. The purpose of transition credits is to help offset the impact of freezing the pension plan. A two-year vesting schedule applies to all Webster contributions. Under IRC limits, annual compensation in excess of $265,000 in 2015 may not be taken into account for determining benefits or contributions under the qualified plan. Employees who are age 50 or older by the last day of the year may contribute an additional $6,000 to the plan.

Supplemental Defined Benefit Plan - Webster Bank maintains a frozen non-qualified supplemental defined benefit plan for certain executives, including NEOs, who were participants in the pension plan. The purpose of the plan was to provide these individuals with supplemental pension benefits in excess of IRC limits for tax qualified pension plans. The plan was frozen as of December 31, 2007. Thus, service and compensation after this date are not used in calculating an NEO’s benefit from the plan.

Supplemental Defined Contribution Plan - Webster Bank maintains a non-qualified supplemental defined contribution plan for certain executives, including the NEOs. This plan provides each NEO with an allocation to their supplemental 401(k) account equal to the additional match and transition credit contributions that the NEO would have received in the qualified 401(k) plan if there were no IRC compensation or deferral limits.

Non-Qualified Deferred Compensation Plan - The executive officers, including each of the NEOs, were eligible to participate in a voluntary non-qualified deferred compensation plan. The plan allowed employees at the senior vice president level and above to defer a portion of their compensation because of the statutory limits under the qualified plan. All deferrals under this plan ceased as of January 1, 2012.

Employment Agreements

The NEOs do not have employment agreements; however, Messrs. Smith, Savage, Ciulla, MacInnes and Wilkins are subject to change in control and non-competition agreements.

Other Executive Benefits

Webster offers a limited number of benefits to the NEOs and other executives in addition to the broad-based employee benefits program. Each benefit supports a specific objective, but falls within the overall purpose of recognizing leadership responsibility and contributions to the Company’s goals. Management reviews the benefits with the Committee for consistency with Webster’s organizational culture and market practices. These benefits are described in footnote 5 to the Summary Compensation Table.

Post-Termination Arrangements

Webster’s change in control practices are designed to retain the NEOs during rumored and actual change in control activity. During these times, continuity is a key factor in preserving the value of the business. Webster also provided other termination benefits designed to facilitate changes in key executives as needed.

The amounts payable, triggering events and other terms of Webster’s change in control and other termination arrangements are set at the time of hire by the Committee based on Company policy and competitive market information. Webster reviews the provisions of the change in control agreements annually. In 2012 and 2013, Webster amended all of the change in control agreements for the NEOs, removing the gross-up provisions and modifying the severance formula so that the bonus component is based on target bonus rather than the highest bonus in the prior three years. In 2012, Webster also amended the Stock Option Plan to provide for accelerated vesting of equity awards if a change in control occurs and the eligible individual is terminated without cause or resigns for good reason within two years following the change in control.

Executive Stock Ownership

Webster believes stock ownership by management is beneficial in aligning the interests of management and shareholders. Executive Stock Ownership Guidelines are established to enhance shareholder value and focus each executive’s attention on the long term success of the Company. Webster has adopted formal stock ownership guidelines for all of the executive officers, including the NEOs.

2015 Stock Ownership Guidelines

Name and Principal Position	Multiple of Base Salary	Value of Multiple	Target Ownership Status
James C. Smith, Chairman and CEO	6X	$5,550,000	Met
Joseph J. Savage, Executive Vice Chairman	4X	$1,818,816	Met
John R. Ciulla, President	4X	$1,920,000	Has Not Met
Glenn I. MacInnes, EVP and CFO	3X	$1,364,112	Met
Charles L Wilkins, EVP, HSA Bank	3X	$1,035,000	Has Not Met

Once achieved, ownership of the guideline amount must be maintained for as long as the executive is subject to the stock ownership guidelines. Even if stock ownership guidelines have been achieved, NEOs are required to continue to hold all net vested restricted stock and Performance Shares and net shares of Common Stock delivered after exercising stock options for a minimum of one year. NEOs who do not meet the guidelines further agree to hold all net Common Stock received through LTI awards until they achieve their respective ownership thresholds. As of December 31, 2015, Messrs. Smith, Savage, and MacInnes met the stock ownership guidelines. As of December 31, 2015, Messrs. Ciulla and Wilkins are making satisfactory progress toward the ownership goal.

Directors, officers and employees of Webster are prohibited from hedging their ownership of Webster securities, including through the use of options, puts, calls, short sales, futures contracts, equity swaps, collars or other derivative instruments relating to Webster securities, regardless of whether such directors, officers and employees have material non-public information about Webster. Directors and Executive Officers are prohibited from pledging their Webster securities as collateral for a loan.

Policy on Internal Revenue Code Section 162(m)

The Internal Revenue Code Section 162(m) limits the deduction available for compensation paid to the CEO and the three most highly compensated executive officers other than the chief financial officer to the extent the compensation paid to any such person exceeds $1,000,000, unless such compensation was based on performance goals determined by a Committee consisting solely of two or more non-employee directors and the performance goals are approved by the shareholders prior to payment.

Webster’s compensation programs are generally structured to comply with IRC Section 162(m). Where applicable, Webster will endeavor to structure compensation as exempt performance based compensation. Webster does, however, reserve the right to determine to pay compensation to the executive officers, including the CEO, which may not be deductible under Section 162(m) of the IRC.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables contain certain compensation information for the CEO, the Executive Vice Chairman, the President, the Chief Financial Officer and the Executive Vice President, HSA Bank.

Summary Compensation Table

Salary, bonus, incentive payments and other compensation amounts to Webster’s NEOs are summarized in the following table. Some of the amounts below represent the opportunity to earn future compensation under performance based compensation incentives that may be forfeited based on future performance vesting. As a result of mixing compensation paid and contingent compensation, the totals shown in the Summary Compensation Table includes amounts that the named executives may never receive.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
James C. Smith	2015	925,000	—	1,790,492	—	878,750	442,200	354,998	4,391,440
Chairman & Chief	2014	882,435	—	1,626,823	—	861,455	1,543,500	245,273	5,159,486
Executive Officer	2013	879,800	—	1,139,256	1,385,048	792,000	0	709,416	4,905,520

Joseph J. Savage[6]	2015	454,704	—	451,981	—	323,977	1,700	108,164	1,340,526
Executive Vice	2014	453,310	—	399,830	—	295,600	78,900	91,075	1,318,715
Chairman	2013	380,000	—	214,509	260,793	271,000	0	96,143	1,222,445

John R. Ciulla[7]	2015	455,768	—	797,345	—	303,849	0	78,298	1,635,260
President	2014	363,479	—	280,895	—	290,000	3,200	52,111	1,009,685
	2013	310,708	—	139,985	170,187	241,136	0	58,542	920,558

Glenn I. MacInnes	2015	454,704	—	451,981	—	277,994	—	63,639	1,248,318
Executive Vice	2014	453,310	—	399,830	—	295,600	—	43,298	1,192,037
President, Chief Financial Officer	2013	400,000	—	244,992	297,838	225,000	—	54,325	1,222,155

Charles L. Wilkins[8]	2015	345,000	—	575,657	—	247,281	—	97,716	1,265,654
Executive Vice	2014	294,059	220,000	233,793	—	20,300	—	98,583	866,735
President, HSA Bank	2013	—	—	—	—	—	—	—	—

[1]

Amounts shown in this column are based on the grant date fair value related to restricted stock awards at target made in 2013, 2014 and 2015, in accordance with FASB ASC Topic 718. In 2014 and 2015, Webster granted 25% time-vested restricted stock with a vesting schedule where one-third of the award will vest each year and 75% as performance vested stock with a three-year performance period. In 2013, Webster granted 60% of the equity award in performance vested stock with a three-year performance period and 40% in stock options. For more information, see “Compensation Discussion and Analysis” herein.

[2]	Amounts shown in this column are based on the grant date fair value related to stock option awards made in 2013, in accordance with FASB ASC Topic 718. No stock options were granted in 2014 and 2015.
[3]	Amounts shown in this column represent cash awards paid under the performance based annual incentive plan.

[4]

Webster Bank maintains both a frozen tax-qualified pension plan and a frozen non-qualified supplemental defined benefit plan. These are described more fully in the Pension Benefits section of this Proxy Statement. Benefit accruals for service and compensation were frozen after December 31, 2007. The change in pension value in 2015 is primarily due to the increase in interest rates used to calculate the present value of the benefits and actuarial increases for executives over age 65. The amounts in this column reflect the change in the actuarial present value of the NEOs’ benefits under both plans determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. Specifically, the assumptions used to value the accumulated benefits at December 31, 2015 consisted of a 4.20% interest rate for the qualified plan versus 3.85% in 2014, a 3.75% interest rate for the non-qualified supplemental plan (4.20% for benefits payable as a lump sum) versus 3.50% in 2014, and the RP-2014 with MMP-2007 Mortality Table. The changes in pension value in 2015 under the tax-qualified pension plan and non-qualified pension plan for each NEO were as follows:

Name	Change in Qualified Pension Value ($)	Change in Non-Qualified Pension Value ($)	Total ($)
James C. Smith	(17,600)	459,800	442,200
Joseph J. Savage	900	800	1,700
John R. Ciulla	0	—	0
Glenn I. MacInnes	—	—	—
Charles L. Wilkins	—	—	—

[5]

All Other Compensation includes amounts contributed or allocated, as the case may be, to the 401(k) plan (excluding the NEOs’ contributions to the qualified 401(k) plan), the non-qualified supplemental defined contribution plan, dividends paid on unvested restricted stock and on earned performance-based stock awards, a car allowance, which was discontinued in 2014, a premium on a term life insurance policy and costs for a home security system for 2013, which was discontinued in 2014. Mr. Smith also received a premium on a supplemental Long Term Disability policy in 2013, which was discontinued in 2014. Mr. Smith received a one-time premium of $55,280 on a term life insurance policy in 2015. Mr. Wilkins received relocation benefits of $48,183 in 2015 and $84,737 in 2014. All Other Compensation items in the Summary Compensation Table include the following amounts:

Name	Company Contributions to 401(k) Plan ($)	Supplemental Defined Contribution Plan ($)	Dividends ($)
James C. Smith	27,547	168,963	89,883
Joseph J. Savage	27.547	54,987	21,466
John R. Ciulla	16,947	35,257	22,589
Glenn I. MacInnes	11,647	25,868	23,728
Charles L. Wilkins	11,647	16,368	12,573

[6]	Mr. Savage was appointed to Executive Vice Chairman effective October 28, 2015.
[7]

Mr. Ciulla was promoted to President effective October 28, 2015. The salary for Mr. Ciulla was $450,000 until October 28, 2015; effective October 28, 2015, the salary for Mr. Ciulla was $480,000. The amount in the Stock Awards column for Mr. Ciulla includes a special award of restricted stock, granted March 20, 2015, of $444,240.

[8]

Mr. Wilkins was hired on January 3, 2014 as Executive Vice President, HSA Bank. The amount in the Stock Awards column for Mr. Wilkins includes a special award of restricted stock, granted January 2, 2015 of $323,000. For 2014, Mr. Wilkins was given a sign-on bonus of $25,000 and a guaranteed bonus of $195,000. Mr. Wilkins was also given an equity award of restricted stock valued at $49,893 at hire.

Grants of Plan-Based Awards

During the fiscal year ended December 31, 2015, the following table sets out all non-equity incentive plan and equity incentive plan awards that were made to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)[3]
Name	Grant Date	Threshold ($)[1]	Target ($)[1]	Maximum ($)[1]	Threshold (#)[2]	Target (#)[2]	Maximum (#)[2]
James C. Smith	02/25/2015	462,500	925,000	1,850,000	14,096	37,593	56,390	12,531	—	—	34.45	1,790,491
Joseph J. Savage	02/25/2015	170,514	341,028	682,056	3,559	9,490	14,235	3,163	—	—	34.45	451,981
John R. Ciulla	02/25/2015	159,250	318,500	637,000	2,780	7,414	11,121	2,471	—	—	34.45	353,105
	03/20/2015							12,000	—	—	37.02	444,240
Glenn I. MacInnes	02/25/2015	151,576	303,151	606,302	3,559	9,490	14,235	3,163	—	—	34.45	451,981
Charles L. Wilkins	01/02/2015							10,000	—	—	32.30	323,000
	02/25/2015	112,125	224,250	448,500	1,989	5,305	7,958	1,768	—	—	34.45	252,657

[1]

Columns represent the potential payouts to each of the NEOs resulting from an award pursuant to the annual incentive compensation plan, subject to achievement of pre-established performance goals discussed on page 25 of this Proxy Statement. Actual amounts earned by Messrs. Smith, Savage, Ciulla, MacInnes and Wilkins are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 36 of this Proxy Statement.

[2]

Represents the threshold, target and maximum number of Performance Shares that may vest if performance targets with regard to the 2015 through 2017 performance period are satisfied. Dividends will be deferred on the unearned Performance Shares and will be paid out upon conclusion of the performance period to the extent earned.

[3]	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718 of all equity awards granted in 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding option awards and unvested stock awards held by Webster’s NEOs as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options[1] (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested[2] ($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
James C. Smith	64,483			48.88	12/19/2016
	106,199			32.03	12/18/2017
	163,674			12.85	12/16/2018
	112,371			23.81	2/22/2022
	84,248	42,125		23.00	2/20/2023				47,390	[3]	1,762,434
									41,035	[5]	1,526,092
						12,531	[6]	466,028	37,593	[7]	1,398,084
Joseph J. Savage	10,079			48.88	12/19/2016
	16,601			32.03	12/18/2017
	21,335			23.81	2/22/2022
	15,863	7,932		23.00	2/20/2023				8,923	[3]	331,846
						2,242	[4]	83,380	10,085	[5]	375,061
						3,163	[6]	117,632	9,490	[7]	352,933
John R. Ciulla	11,579			43.26	9/18/2017
	8,622			32.03	12/18/2017
	22,899			12.85	12/16/2018
	13,808			23.81	2/22/2022
	10,352	5,176		23.00	2/20/2023				5,823	[3]	216,557
						1,575	[4]	58,574	7,085	[5]	263,491
						2,471	[6]	91,896	7,414	[7]	275,727
						12,000	[9]	446,280
Glenn I. MacInnes	24,164			23.81	2/22/2022
	18,116	9,059		23.00	2/20/2023				10,191	[3]	379,003
						2,242	[4]	83,380	10,085	[5]	375,061
						3,163	[6]	117,632	9,490	[7]	352,933
Charles L. Wilkins						1,638	[8]	60,917
						1,005	[4]	37,376	4,522	[5]	168,173
						10,000	[10]	371,900
						1,768	[6]	65,752	5,305	[7]	197,293

[1]	The remaining unexercisable stock options were fully vested on February 20, 2016.
[2]	Market value calculated by multiplying the closing market price of Webster’s Common Stock on December 31, 2015, or $37.19, by the number of shares of stock.
[3]	The performance criteria will be evaluated after the close of the performance period on December 31, 2015.
[4]

One third of the restricted stock award has vested and was transferred on February 19, 2015, the first anniversary of the grant; one-third of the restricted stock award will vest and be transferable on

February 19, 2016, the second anniversary of the grant; the final third of the restricted stock award will vest and be transferable on February 19, 2017, the third anniversary of the grant.
[5]	The performance criteria will be evaluated after the close of the performance period on December 31, 2016.
[6]

One third of the restricted stock award will vest and be transferable on February 25, 2016, the first anniversary of the grant; one-third of the restricted stock award will vest and be transferable on February 25, 2017, the second anniversary of the grant; the final third of the restricted stock award will vest and be transferable on February 25, 2018, the third anniversary of the grant.

[7]	The performance criteria will be evaluated after the close of the performance period on December 31, 2017.
[8]	The restricted stock award will vest entirely and be transferable on January 3, 2017, the third anniversary of the grant.
[9]

One fourth of the restricted stock award will vest and be transferable on March 20, 2018, the third anniversary of the grant; one fourth of the restricted stock award will vest and be transferable on March 20, 2019, the fourth anniversary of the grant; the final half of the restricted stock award will vest and be transferable on March 20, 2020, the fifth anniversary of the grant.

[10]

One half of the restricted stock award will vest and be transferable on January 2, 2018, the third anniversary of the grant; the final half of the restricted stock award will vest and be transferable on January 2, 2020, the fifth anniversary of the grant.

Option Exercises and Stock Vested in 2015

The table below sets forth the number of shares of stock acquired in fiscal 2015 upon the exercise of stock options awarded to the NEOs and as a result of the vesting of shares of restricted stock awarded to the NEOs under Webster’s compensatory equity programs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting[2] ($)
James C. Smith	50,000	1,369,000	63,613	[3]	2,201,744

Joseph J. Savage	34,400	835,576	10,600		367,844

John R. Ciulla	—	—	6,923		240,198

Glenn I. MacInnes	—	—	11,857		411,575

Charles L. Wilkins	—	—	502		17,369

[1]	Value realized calculated based on the difference between the market price of Webster’s Common Stock on the date of exercise and the exercise price.
[2]	Value realized calculated by multiplying the number of shares vesting by the fair market value of Webster’s Common Stock on the vesting date.
[3]

The number of shares acquired by Mr. Smith include 13,678 restricted stock units that vested but were deferred from distribution with a value of $464,505, which amount is also reported in the Non-Qualified Deferred Compensation table on page 42 hereof. Mr. Smith will receive distribution at termination. Dividends are not paid on these units until they are distributed.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under both the frozen pension plan and the frozen supplemental defined benefit plan as of December 31, 2015. The accumulated benefit value is based upon the benefit that is payable at the NEOs’ Normal Retirement Age (65).

Pension Benefits1

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

James C. Smith	Webster Bank Pension Plan	30.0	329,100	25,300
	Supplemental Defined Benefit Plan for Executive Officers	32.3	8,653,200	0

Joseph J. Savage	Webster Bank Pension Plan	6.0	242,100	0

	Supplemental Defined Benefit Plan for Executive Officers	6.0	219,000	0

John R. Ciulla	Webster Bank Pension Plan	4.0	78,900	0

[1]

Mr. Ciulla was not eligible for the supplemental defined benefit plan at the time that the plan was frozen. Messrs. MacInnes and Wilkins joined Webster after the pension plan and supplemental defined benefit plan were frozen and therefore have accumulated no credited years of service under either plan.

Webster Bank maintains a frozen pension plan for eligible employees of Webster Bank and affiliated companies that have adopted the plan. Pension benefits in the pension plan were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating a benefit from this plan.

The pension plan is a qualified plan under the IRC and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees hired before January 1, 2007 were eligible to participate in the pension plan upon attaining age 21 and completing one year of service.

Benefits under the pension plan are funded solely by contributions made by Webster Bank. Under the pension plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004 through December 31, 2007. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A pension plan participant becomes 100% vested in the benefits under the pension plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (age 65), deferred retirement date or death. Benefits payable at early retirement date are reduced 1/15th each year for the first five years and 1/30th each year for the next five years before normal retirement date. Mr. Smith elected to receive a distribution of pension plan benefits in 2014 and is currently receiving distributions, and Mr. Savage is eligible for early retirement benefits. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant’s lifetime or during the lifetime of the participant and a surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

Webster Bank also maintains a frozen non-qualified supplemental defined benefit plan for executive officers. As with the qualified pension plan, pension benefits in the non-qualified supplemental defined benefit plan were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating an executive’s benefit from this plan.

The frozen supplemental defined benefit plan provides supplemental pension benefits that are not available under the pension plan because annual compensation in excess of $265,000 in 2015 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the IRC and because annual pension benefits are subject to a maximum of $210,000 in 2015 (subject to cost of living increases). Annual compensation for both the qualified pension plan and the supplemental defined benefit plan is defined as base pay, overtime, commissions, and bonuses (including bonuses for which the participant has deferred to a future year).

In place of the pension formula in the supplemental plan, Mr. Smith receives a benefit at age 65 equal to 60% of the average of the highest compensation during five consecutive calendar years, reduced by benefits from the pension plan and Social Security. The 60% is prorated based upon service at the time the benefits were frozen to service at age 65. Credited service is not limited to 30 years under the plan. The benefit is also reduced in the event of retirement before age 65 in the same manner as the pension plan. Benefits under the supplemental defined benefit plan are payable in monthly installments or a lump sum. The assumptions used to determine the present value of the accumulated benefits for purposes of the Pension Benefits table consisted of a 4.20% interest rate for the qualified plan, a 3.75% interest rate for the non-qualified supplemental defined benefit plan (4.20% for benefits payable as a lump sum), and the RP-2014 with MMP-2007 Mortality Table.

Non-Qualified Deferred Compensation

The following table shows the contributions to, the earnings of, and the distributions from each NEO’s account under Webster’s non-qualified deferred compensation plans for the fiscal year ended December 31, 2015.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY1 ($)	Registrant Contributions in Last FY2 ($)	Aggregate Earnings in Last FY3 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregated Balance at Last FYE ($)
James C. Smith	464,505	168,963	2,018,391	—	14,070,461

Joseph J. Savage	—	54,987	10,654	—	394,227

John R. Ciulla	—	35,257	(221)	—	147,867

Glenn I. MacInnes	—	25,868	5	—	72,940

Charles L. Wilkins	—	16,368	—	—	16,368

[1]

The amount in this column is the value of restricted stock units that vested but were deferred from distribution by Mr. Smith, also reported in the Options Exercises and Stock Vested in 2015 table on page 40 of this Proxy Statement.

[2]	The amounts in this column are reported as supplemental defined contribution plan contributions in “All Other Compensation” in the Summary Compensation Table on page 36 of this Proxy Statement.
[3]	The amounts in this column show the investment gain or loss for each NEO during 2015, based on the investment choices selected by each NEO.

Deferred Compensation

Prior to January 1, 2011, participants could elect to defer up to 25% of their base pay and up to 100% of their bonuses. Effective January 1, 2011, Webster suspended the ability of participants to defer their base pay into the plan. Starting January 1, 2012, all deferrals of base pay and bonuses into the plan were suspended. All deferred compensation accounts are payable upon death, disability, termination of service or a specified date after the year of deferral. Distribution elections may be paid in a lump sum or in ten annual installments, except in the case of disability, where lump sum distribution is required.

Potential Payments on Termination or Change in Control

Historically, Webster has entered into Change in Control Agreements and Non-Competition or Non-Solicitation Agreements with its NEOs, which provide post-termination payments to the NEOs.

Change in Control Agreements

Change in control provisions benefit Webster’s shareholders by assisting with retention of executives during rumored and actual change in control activity when continuity is a key factor in preserving the value of the business. Other termination benefits are provided based on the time needed by executives of that level to find new employment and to facilitate changes in key executives as needed.

Webster has entered into a Change in Control Agreement with each of the NEOs. Pursuant to the Change in Control Agreements with Messrs. Smith, Savage, Ciulla, MacInnes and Wilkins, each executive is eligible to receive payments and other benefits, subject to the conditions described below, in the event the executive is terminated during the two year period following a change in control. A change in control is defined by the agreements as:

•

with certain exceptions, the acquisition by any person of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock or (ii) the combined voting power of the outstanding voting securities of Webster entitled to vote generally in the election of directors;

•

individuals who, as of the date of each executive’s agreement, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except for individuals subsequently joining the Board who are approved by at least a majority of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors;

•	generally, consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster (with certain standard exceptions); or

•	approval by the shareholders of a complete liquidation or dissolution of Webster.

Payments and Benefits - The payments and benefits payable to the NEOs under the Change in Control Agreements are as follows:

•

Death or Disability - If an executive’s employment is terminated by reason of death or disability (defined as the absence of the executive from his or her duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness determined to be total and permanent), following a change in control, the executive, or the executive’s estate, as the case may be, is entitled to receive the executive’s accrued salary, bonus, deferred compensation (together with accrued interest or earnings thereon), any accrued vacation pay plus any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies.

•

Cause - If an executive’s employment is terminated for Cause following a change in control, the Change in Control Agreement terminates and the executive is entitled to receive only his or her annual base salary through the date of termination, the amount of any compensation previously deferred by the executive, and any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. Cause is defined as:

¡

the willful and continued failure by the executive to perform substantially the executive’s duties with Webster or one of its affiliates (other than a failure resulting from incapacity due to physical or mental illness), after written demand for performance is delivered to the executive by the Chief Executive Officer, or

¡	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Webster.

•

For Good Reason or Other than for Cause, Death or Disability - Executives are entitled to certain payments and continued benefits in the event of a termination following a change in control other than for Cause, Death or Disability, or in the event the executive terminates his or her employment for “Good Reason.” Good Reason is defined as:

¡

the assignment to the executive of duties inconsistent with the executive’s position, authority, duties or responsibilities resulting in a diminution in such position, authority, duties or responsibilities;

¡	the failure by Webster to comply with the compensation terms of the executive’s change in control agreement;

¡

a material change in the office or location at which the executive is primarily based or Webster’s requiring the executive to travel on company business to a substantially greater extent than required immediately prior to the change in control;

¡	the termination by Webster of the executive’s employment other than expressly as permitted by the change in control agreement; or

¡	the failure by Webster to require that any successor assume, and perform according to, the executive’s change in control agreement.

In the event of a termination under the above circumstances, the executive is entitled to:

•	the executive’s base salary through the termination date to the extent not previously paid;

•	a bonus based on the target bonus in effect for the executive;

•	any previously deferred compensation and accrued vacation pay;

•

in the event of a Good Reason resignation or termination other than for Cause, death or disability, an amount equal to three times the sum of the executive’s base salary and bonus for Messrs. Smith and Savage and two times for the other NEOs;

•

the additional amounts that would have been contributed or credited to his or her 401(k) accounts in both the qualified and supplemental 401(k) plans if the executive’s employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him or her under the change of control agreement for Messrs. Smith and Savage and two years for the other NEOs;

•	continued benefits for the executive and his or her family for a period of three years following termination for Messrs. Smith and Savage and two years for the other NEOs;

•	outplacement services; and

•	any other amounts or benefits to which he or she is entitled under any agreement or plan of Webster and its affiliated companies.

Non-Change in Control Executive Severance Plan

Under Webster’s Non-Competition Agreement with Messrs. Smith, Savage, Ciulla, MacInnes and Wilkins, if Webster terminates the executive without Cause (and under circumstances in which payment would not be due under the Change in Control Agreements) severance benefits become payable. The executive’s severance benefits for involuntary termination without Cause are (a) a lump sum payment equal to the sum of (x) the executive officer’s then current annual base salary and (y) the prorated amount of any target bonus to be paid pursuant to Webster’s annual incentive compensation plan during the then current fiscal year, and (b) subject to certain limitations, continued medical and dental coverage for the shorter of one year or until the executive officer accepts other employment on a substantially full time basis if earlier. The executive’s receipt of the foregoing severance payments and benefits is conditioned upon the executive entering into a general release and waiver in favor of Webster, and in consideration of the payment the executive agrees to a one-year non-competition and non-solicitation covenant. Pursuant to Webster’s Amended and Restated 1992 Stock Option Plan, in the event an executive is terminated by Webster without Cause, and the termination occurs prior to the full vesting and exercisability of an executive’s options, the portion of the executive’s options considered vested and exercisable is to be determined by reference to the length of time the executive was employed by Webster.

The NEOs are not entitled to any gross-up payment in the event they would be subject to excise tax under Section 4999 of the IRC (relating to excess parachute payments).

Assuming a December 31, 2015 termination event, the aggregate value of the payments and benefits to which each NEO would be entitled in the event of termination other than for Cause, Death or Disability, or in the event the executive terminates employment for Good Reason would be as follows:

No payments would be due in the case of a voluntary termination occurring on December 31, 2015.

Payment Type	James C. Smith	Joseph J. Savage	John R. Ciulla	Glenn I. MacInnes	Charles L. Wilkins
Severance
Salary Payments and Bonus ($)	1,850,000	795,732	798,500	757,855	569,250
Accrued Deferred Compensation and Vacation ($)	—	—	—	—	—
Health Programs ($)	12,150	15,275	15,275	12,150	15,275
Value of Accelerated Equity ($)	3,344,390	751,879	506,306	814,148	179,591

Total Severance Benefits	5,206,540	1,562,886	1,320,081	1,584,153	764,116

Change in Control/Involuntary Termination Not for Cause or Termination for Good Reason
Salary Payments and Bonus ($)	5,550,000	2,387,196	1,632,000	1,515,408	1,138,500
Accrued Deferred Compensation and Vacation ($)	—	—	—	—	—
Qualified and Non-qualified 401(k) Contribution Equivalent ($)	589,530	247,600	104,408	75,030	56,030
Benefits and Health Programs ($)	127,363	109,516	88,402	79,886	99,045
Value of Accelerated Equity ($)[1]	71,127	15,818	10,842	16,593	12,433

Total Termination Benefits	6,338,020	2,760,130	1,835,652	1,686,917	1,306,008

[1]

In the event of a change in control, if an NEO is terminated, all equity awards granted under Webster’s Amended and Restated 1992 Stock Option Plan that are outstanding immediately prior to the change in control shall become fully vested and exercisable (provided that they have been held for a period of one year).

Risk Assessment Disclosure

The Compensation Committee has discussed, evaluated and reviewed each compensation program applicable to Webster’s NEOs and other employees. The Compensation Committee concluded that Webster’s compensation programs do not incentivize excessive risk taking by its NEOs or other employees. The Compensation Committee furthermore concluded that the structure provides appropriate incentives to balance risk and reward, provides sufficient risk controls and aligns the interests of the employees with those of shareholders.

The following features of the compensation programs, agreements and organizational structure restrain risk taking to acceptable levels and strongly discourage the manipulation of earnings for personal gain:

•

The “clawback” feature applicable to NEOs and certain other executives encourages executives and staff to maintain accurate books and records and comply with relevant accounting policies. Under the “clawback,” any bonus or incentive compensation for executives is subject to recovery by Webster if such compensation is based on criteria that are later shown to be materially inaccurate, without regard to whether the inaccuracy arose from any misconduct.

•	The vesting elements of the equity awards align the interests of the officers with the long-term health of Webster, the quality of earnings, and the interests of shareholders.

•

The programs include a mix of cash and equity awards, which support an appropriate balance of short-term and long-term risk and reward decision making. Equity awards include a performance element with a payout dependent upon achieving designated goals.

•

Strong governance structure, which includes key elements such as a code of conduct and ethics policy, various risk management and board committees, and a new activity process with embedded risk controls and executive approvals.

•	Risk function reports outside of the lines of business and the pay of risk managers is not determined by the businesses they evaluate.

•	Stock ownership requirements that align executive officers with the interests of the shareholders.

•	Strong independent internal credit oversight and quality controls.

•	Shared accountability for incentive design, budget and payout with oversight by the Incentive Compensation Oversight Committee and the Compensation Committee with input from the Chief Risk Officer.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Shivery (Chair), Atwell, Becker, Finkenzeller and Morse. No person who served as a member of the Compensation Committee during 2015 was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2015, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.

From time to time, Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Webster or Webster Bank, and neither involve more than normal risk of collectability nor present other unfavorable features.

Certain Relationships

Gregory Jacobi, son of C. Michael Jacobi, a director of Webster and Webster Bank, is employed by Webster Bank as a Senior Vice President. At the end of fiscal year 2015, Gregory Jacobi’s base salary rate was $226,600. For 2015, Mr. Jacobi received a bonus of $82,000 and a restricted stock award with a value of $45,000 at the time of the grant.

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to Webster’s Code of Business Conduct and Ethics, any transactions between Webster and a Webster affiliate, director, employee, an immediate family member of a Webster director or employee or business entities in which a Webster director or employee or an immediate family member of a Webster director or employee is an officer, director and/or controlling shareholder must be conducted at arm’s length. Prior approval of the Board of Directors for any such transactions are governed by Federal Reserve Regulation O, and the related person’s interest in any such transaction requiring Board action must be disclosed to the Board prior to any action being taken. Any consideration paid or received by Webster in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board of Directors at least annually.

Audit Committee Report

The Company’s Audit Committee currently has five members, Ms. Osar (Chair) and Messrs. Crawford, Finkenzeller, Pettie, and Ms. Flynn. As of the date of the Proxy Statement, each of the Committee members is an “independent director” under the New York Stock Exchange rules. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Company’s Board of Directors.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015 with Webster’s management. The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB”). The Audit Committee has received the written disclosures from KPMG LLP required by relevant professional and regulatory standards, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster’s Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2015 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Audit Committee

Karen R. Osar (Chair)

John J. Crawford

Robert A. Finkenzeller

Elizabeth E. Flynn

Mark Pettie

STOCK OWNED BY MANAGEMENT

The following table sets forth information as of February 1, 2016 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the NEOs and by all directors and executive officers of Webster as a group.

Name and Position(s) with Webster	Number of Shares and Nature of Beneficial Ownership [1]	Percent of Common Stock Outstanding

William L. Atwell Director	10,178	*

Joel S. Becker Director	91,580	*

John R. Ciulla President	106,948	*

John J. Crawford Director	69,133	*

Robert A. Finkenzeller Director	67,954	*

Elizabeth E. Flynn Director	11,071	*

C. Michael Jacobi Director	67,608	*

Glenn I. MacInnes Executive Vice President and Chief Financial Officer	95,914	*

Laurence C. Morse Director	68,021	*

Karen R. Osar Director	67,598	*

Mark Pettie Director	44,018	*

Joseph J. Savage Executive Vice Chairman	138,661	*

Charles W. Shivery Director	32,614	*

James C. Smith Chairman, Chief Executive Officer, Director	1,252,160	1.36%

Charles L. Wilkins Executive Vice President, HSA Bank.	14,710	*

All Directors and Executive Officers as a group (22 persons)	2,408,428	2.59%

*	Less than 1% of Common Stock outstanding.

[1]

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended for purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 1, 2016. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 2,016 shares; Mr. Smith, 16,252 shares; and all directors and executive officers as a group, 18,268 shares. The table also includes the following: 1,245,528 shares subject to outstanding options which are exercisable within 60 days from February 1, 2016; 160,489 shares held in the 401(k) Plan by executive officers; 14,057 shares purchased by executive officers through the Employee Stock Purchase Plan held by Fidelity Investments; 109,096 shares of restricted stock that were not vested as of February 1, 2016; and 144,668 shares of Common Stock underlying restricted stock for Mr. Smith that were deferred pursuant to the terms of the Stock Option Plan. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

Outstanding options reflected in the table were held as follows: Mr. Becker, 46,528 shares; Mr. Crawford, 46,528 shares; Mr. Ciulla, 72,436; Mr. Finkenzeller, 46,528 shares; Mr. Jacobi, 46,528 shares; Mr. MacInnes, 51,339 shares; Mr. Morse, 46,528 shares; Ms. Osar, 46,528 shares; Mr. Pettie, 25,423 shares; Mr. Savage, 71,810 shares; Mr. Shivery, 13,274 shares; and Mr. Smith, 573,100 shares. Also reflected are 227,178 shares of phantom stock held by Mr. Smith in the Webster Bank Deferred Compensation Plan for Directors and Officers.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

The following table sets forth information as of January 31, 2016 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than five percent of the Common Stock.

Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership [1]		Percent of Common Stock Owned
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,960,470	[2]	8.70%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	5,797,920	[3]	6.32%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	6,027,744	[4]	6.69%

[1]

Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from January 31, 2016. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

[2]	BlackRock, Inc. reported that it had sole voting and sole dispositive power over 7,758,592 and 7,960,470 shares, respectively.

[3]

Dimensional Fund Advisors LP reported that it had sole voting and sole dispositive power over 5,731,328 and 5,797,920 shares, respectively. All securities over which Dimensional Fund Advisors LP reported that it had sole dispositive or sole voting power are owned by investment companies, trusts and accounts, to which Dimensional Fund Advisors LP furnishes investment advice. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.

[4]

The Vanguard Group reported that it had sole voting power over 115,651 shares and sole dispositive power over 6,027,744 shares and shared voting power and shared dispositive power over 4,000 and 114,251 shares, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster’s directors, certain officers and persons who own more than 10 percent of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Company believes that during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to Webster’s directors, officers and more than 10% owners were complied with on a timely basis.

NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION OF THE NAMED

EXECUTIVE OFFICERS OF WEBSTER

(Proposal 2)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires Webster to provide its shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its named executive officers (“NEOs”) as disclosed in this Proxy Statement. At the 2011 Annual Meeting of Shareholders, Webster’s shareholders voted on a non-binding, advisory basis to hold a non-binding, advisory vote on the compensation of NEOs of Webster annually. In light of the results, the Board of Directors determined to hold the vote annually.

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 17-45 of this Proxy Statement. As discussed in those disclosures, the Board of Directors believes that Webster’s executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and Webster’s short and long-term performance. The objective of Webster’s executive compensation program is to provide compensation which is competitive, variable based on Webster’s performance, and aligned with the long-term interests of shareholders.

Webster is asking its shareholders to indicate their support for its NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives Webster’s shareholders the opportunity to express their views on the compensation of Webster’s NEOs. Accordingly, shareholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Webster Financial Corporation approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 17-45 of this Proxy Statement.”

Your vote on this Proposal 2 is advisory, and therefore not binding on Webster, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of Webster’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, Webster will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

A majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 2. Abstentions and broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.

The Board of Directors recommends that the shareholders vote FOR the approval of the compensation of Webster’s named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 17-45 of this Proxy Statement.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

The Board of Directors, upon the recommendation of the Audit Committee, has approved the appointment of KPMG LLP (“KPMG”) to serve as the independent registered public accounting firm for Webster for the year ending December 31, 2016. KPMG audited Webster’s financial statements for the year ended December 31, 2015.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG, an independent registered public accounting firm, to audit the consolidated financial statements of Webster for the year ending December 31, 2016 and the internal control over financial reporting of Webster as of December 31, 2016. No determination has been made as to what action the Board of Directors would take if Webster’s shareholders do not ratify the appointment.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG as Webster’s independent registered public accounting firm for the year ending December 31, 2016.

Representatives of KPMG are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Webster’s independent registered public accounting firm for the year ending December 31, 2016.

Auditor Fee Information

The following table presents the aggregate fees and expenses incurred by Webster for professional audit services rendered by KPMG in connection with their audit of Webster’s annual financial statements for the years ended December 31, 2015 and December 31, 2014, respectively, and fees billed for other services rendered during those periods.

	Fiscal 2015	Fiscal 2014
Audit Fees[1]	$1,499,045	$1,425,000
Audit-Related Fees[2]	120,000	120,000
Tax Fees[3]	50,910	0
All Other Fees[4]	0	27,820

Total	$1,669,955	$1,572,820

[1]

Audit Fees consist of fees billed for professional services rendered for the audit of Webster’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the respective independent public accounting firm in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act. Fiscal 2014 includes additional services related to corporate equity transaction filings.

[2]

Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Webster’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to financial statement audits of certain employee benefit plans.

[3]	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.

[4]	Other Fees consist of fees for products and services other than for services for which fees were reported as Audit Fees, Audit-Related Fees and Tax Fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve up to $100,000 in audit and permissible non-audit services. Any decisions by the Chair of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All engagements of the independent registered public accounting firm to perform any audit services and non-audit services after implementation of the pre-approval policy have been pre-approved by the Audit Committee in accordance with the policy. The pre-approval policy has not been waived in any instance. All engagements of the independent registered public accounting firm to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

PROPOSED AMENDMENT AND RESTATEMENT OF THE 1992 STOCK OPTION PLAN AND

RE-APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF PERFORMANCE-BASED COMPENSATION

UNDER THE 1992 STOCK OPTION PLAN

(Proposal 4)

The shareholders are being asked to consider and vote upon a proposal to amend and restate the Webster Financial Corporation 1992 Stock Option Plan, as amended (the “Plan”) and to re-approve certain material terms and conditions relating to performance-based compensation under the Plan. The Board of Directors established the Plan in 1992, and the shareholders originally approved the Plan at the 1992 annual meeting. The Plan was amended by the shareholders of the Company in 1994, 1996, 1998, and 2000; was amended and restated in its entirety in April 2001, January 2005, and October 2006; and was further amended in January 2007, April 2007, February 2008, April 2008, February 2010, February 2012, and February 2015.

In February 2016, upon recommendation by the Compensation Committee, the Board of Directors voted to amend and restate the Plan, subject to shareholder approval at the Annual Meeting, which would, among other things: (i) increase the total number of shares authorized for issuance under the Plan by 2,500,000 shares (from 10,861,000 shares to 13,361,000 shares), (ii) extend the term of the Plan from February 26, 2020 to April 27, 2026, and (iii) limit the aggregate fair market value of Incentive Awards (as defined below) granted in a calendar year to a non-employee director to $250,000. A copy of the Plan, as amended and restated, is attached as Annex A to this Proxy Statement.

The Board of Directors believes the Plan is vital to attract and retain the best talent in this competitive marketplace. The Board of Directors also believes that equity compensation awards are an important tool to attract, retain, and motivate highly qualified directors, officers, and other key employees, to enable them to acquire a larger personal financial interest in the Company through the acquisition and ownership of Common Stock, and to encourage them to identify with shareholders through stock ownership. As of January 1, 2016, 1,339,337 shares remained available for future grants of Incentive Awards (as defined below) under the Plan. The Board of Directors has concluded that it is advisable that the Company and its shareholders continue to have equity compensation awards available under the Plan and to continue to have the ability to grant performance-based compensation under the Plan, in each case as a means of attracting and retaining directors, officers, and other key employees.

If our shareholders approve the amendment and restatement of the Plan, the Plan as amended and restated will become effective on the date of the Annual Meeting, which is scheduled for April 28, 2016. If our shareholders do not approve the amendment and restatement of the Plan, the Plan will continue and remain as is, and the Company may continue to grant Incentive Awards under the Plan to the extent there are shares of Common Stock available for issuance under the Plan.

We are also asking our shareholders to approve the material terms and conditions for performance-based compensation intended to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), included in the Plan. The material terms and conditions of performance-based compensation are: (i) eligibility for Incentive Awards, (ii) the maximum amount of performance-based compensation that may be paid under the Plan during a specified period to any eligible person, and (iii) the performance measures that may be used under the Plan to establish performance goals as a condition to payment (together, the “Performance Terms”).

If our shareholders approve the Performance Terms, compensation paid to the Company’s covered employees upon achievement of performance goals based on one or more of the performance measures in the Plan, subject to the Company’s satisfaction of the other requirements of Section 162(m) of the Code, may continue to be fully deductible by the Company under Section 162(m) of the Code until our annual meeting of shareholders in 2021, when the Company will be required to obtain shareholder re-approval of these terms and conditions. If our shareholders do not approve the Performance Terms, the Compensation Committee will continue granting performance-based Incentive Awards using the performance measures in the Plan, but shareholder re-approval would be required at our annual meeting of shareholders in 2020 for any performance-based compensation to be eligible to be fully deductible by the Company thereafter.

Key Terms of the Plan

As described in more detail below, certain key terms of the Plan, as proposed to be amended and restated, include:

Plan Term	If the proposal to extend the term of the Plan is approved by the requisite vote of our shareholders, the Plan will terminate on April 27, 2026.

Administration

The Plan is administered by the Compensation Committee, which consists of two or more directors, all of whom must be “non-employee” directors for purposes of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Code, and “independent directors” for purposes of the New York Stock Exchange. However, the Board of Directors also retains the authority to amend or terminate the Plan.

Eligible Participants

As of February 1, 2016, there were approximately 3,022 full-time employees of the Company and its subsidiaries and 10 non-employee directors of the Company and its subsidiaries who were eligible to participate in the Plan.

Shares Authorized

If the proposal to amend the Plan to increase the number of shares that may be issued pursuant to the Plan is approved by the requisite vote of our shareholders, 13,361,000 shares will be authorized for issuance under the Plan, which is subject to adjustment to reflect stock splits and similar events.

Dilution Level

If the proposal to amend the Plan to increase the number of shares that may be issued pursuant to the Plan is approved by the requisite vote of our shareholders, the 2,500,000 additional shares will result in a 6.48% dilution level based on the following information as of December 31, 2015: 91.677 million shares issued and outstanding; 1.339 million shares available for grant; 1.527 million shares subject to options and stock appreciation rights (“SARs”) that are granted but not exercised; and 0.990 million shares subject to restricted stock, performance-based stock, and restricted stock unit awards. Webster’s burn rate for the past three years has been between .51% and 1.03%.

Award Types

Options, SARs, restricted stock, performance-based stock, and restricted stock units (collectively, “Incentive Awards”). Performance-based stock awards may entitle the grantee to receive unrestricted stock and/or restricted stock upon satisfaction of the applicable performance criteria.

Service Requirement

All Incentive Awards granted from the 2.2 million additional shares approved by the shareholders at the 2003 annual meeting, the 1.6 million approved by the shareholders at the 2007 annual meeting, the 2.6 million additional shares approved by the shareholders at the 2010 annual meeting, and, if approved, the 2.5 million additional shares subject to approval at the Annual Meeting have a minimum one-year service requirement, with exceptions in the case of death or disability.

Award Limits

The maximum number of shares that may be granted under the Plan to any officer or other employee of the Company or any subsidiary as options or SARs in any calendar year is 500,000. The maximum number of shares that may be awarded under the Plan to any officer or other employee of the Company or any subsidiary as restricted stock, performance-based stock, and restricted stock units in any calendar year is 100,000. The maximum aggregate grant date fair market value of Incentive Awards that may be granted under the Plan in any calendar year to any non-employee director may not exceed $250,000.

Prohibitions

•    Repricing of options and SARs is prohibited.

•    Liberal share counting is prohibited (i.e., shares derived from any of the following may not be added back to the Plan’s reserve: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Company using option proceeds, or (iv) SARs settled in stock when only the shares delivered are counted against the Plan reserve).

•    No option or SAR may be granted below fair market value.

•    All shares are subject to flexible share utilization with full-value awards counting as two shares.

Proposed Amendment and Restatement

The Board of Directors has concluded that it is advisable that the Company and its shareholders continue to have equity compensation awards available under the Plan as a means of attracting and retaining directors, officers, and key employees. This objective is served by (i) amending the Plan to increase the number of available shares and (ii) extending the term of the Plan. In addition, due to certain changes in applicable law, the Board of Directors has concluded that it is advisable that the Plan set a limit on the value of Incentive Awards that may be granted each calendar year to a non-employee director. Accordingly, the Board of Directors has voted to amend and restate the Plan, subject to shareholder approval at the Annual Meeting, which would, among other things:

•	increase the total number of shares authorized for issuance under the Plan by 2,500,000 shares, from 10,861,000 to 13,361,000 shares,

•	extend the term of the Plan from February 26, 2020 to April 27, 2026, and

•

limit the maximum aggregate grant date fair market value of Incentive Awards that may be granted under the Plan in any calendar year to any non-employee director to an amount that may not exceed $250,000.

Summary Description of the Material Terms of the Plan

A summary description of the provisions of the Plan, as amended and restated, is set forth below. This summary description is qualified in its entirety by the detailed provisions of the Plan, which is incorporated by reference into this proposal and which is attached as Annex A to this Proxy Statement.

Administration.     The Board of Directors has delegated administration of the Plan to the Compensation Committee, which consists of two or more non-employee, outside, and independent directors appointed by the Board of Directors. The Compensation Committee has authority to grant and administer Incentive Awards made with respect to any eligible individuals, including the authority to make subsequent modifications to any such awards consistent with the Plan and to establish performance criteria in connection with any such awards. However, the Board of Directors also retains the authority to amend or terminate the Plan. In addition, the Board of Directors may delegate to any officer of the Company the power and authority to grant Incentive Awards under the Plan to any employee of the Company or any subsidiary, who is employed at a level below Executive Vice President (but not in excess of the aggregate maximum number of shares specified by the Board for such purpose at the time of delegation or the number of shares remaining available for issuance under the Plan). References below to the Compensation Committee include reference to the Board of Directors and/or other delegates of the Board of Directors for those periods when the Board of Directors or such other delegate(s) appointed by the Board of Directors are acting.

Eligibility.    The Plan provides for the grant of options that are intended to qualify as “incentive stock options” under Section 422 of the Code and the regulations promulgated thereunder, as well as nonqualified stock options, SARs, restricted stock, performance-based stock, and restricted stock units to eligible full-time employees and non-employee directors of the Company and its subsidiaries (each a “grantee”).

Common Stock Reserved for Issuance under the Plan.    The stock that may be issued pursuant to Incentive Awards granted under the Plan will be shares of Common Stock, which shares may be treasury shares or authorized but unissued shares. The number of shares of Common Stock that may be issued pursuant to Incentive Awards granted under the Plan will not exceed in the aggregate 13,361,000 shares, which number of shares is subject to adjustment upon changes in the Company’s capitalization. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of Common Stock that were subject to the unexercised, forfeited, expired, or terminated portion of such Incentive Award will be available for future grants of Incentive Awards under the Plan. Liberal share counting is not permitted under the

Plan, which means that no shares of Common Stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Company using option proceeds, or (iv) SARs settled in Common Stock when only the shares delivered are counted against the Plan reserve.

Award Limitations.    The Plan contains limitations on the maximum number of shares available for issuance with respect to specified types of Incentive Awards. Subject to adjustments for changes in the Company’s capitalization:

•

the maximum number of shares subject to options or SARs that may be granted under the Plan in any calendar year to any officer or other employee will be 500,000 shares, such that options and SARs granted with an exercise price of at least fair market value of our Common Stock on the date of grant will be deemed to satisfy qualifying performance criteria in accordance with Section 162(m) of the Code without further application of any of the qualifying performance criteria described below;

•

the maximum number of shares subject to restricted stock, performance-based stock, and restricted stock units that may be granted under the Plan in any calendar year to any officer or other employee will be 100,000 shares; and

•	the maximum aggregate grant date fair market value of Incentive Awards that may be granted under the Plan in any calendar year to any non-employee director of the Company may not exceed $250,000.

Service Requirement.    The following Incentive Awards will have a minimum one year service requirement: (1) all SARs and restricted stock units, (2) options, restricted stock, and performance-based stock awards granted (i) from the 2.2 million additional shares approved by the shareholders at the Company’s 2003 annual meeting, (ii) from the 1.6 million additional shares approved by the shareholders at the Company’s 2007 annual meeting, and (iii) from the 2.6 million additional shares approved by the shareholders at the Company’s 2010 annual meeting, and (3) if approved at the Annual Meeting, all Incentive Awards granted from the 2.5 million additional shares subject to approval at the Annual Meeting.

Options.    The option exercise price under the Plan may not be less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except to the extent subject to the minimum one year service requirement described in the preceding paragraph or as otherwise provided in the particular award agreement. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by a grantee in any calendar year. No option may be granted after the expiration of the term of the Plan on April 27, 2026. Options are non-transferable other than by reason of the death of the grantee, unless otherwise specified in the award agreement (for example, the Company may permit limited transfers of nonqualified stock options for the benefit of immediate family members of grantees to help with estate planning concerns).

Payment for shares purchased under the Plan may be made either in cash or by exchanging shares of Common Stock of the Company with a fair market value equal to the total option exercise price. Options may, if permitted by the particular award agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the grantee, provided that the broker tenders to the Company cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option.

Stock Appreciation Rights.    A SAR confers on the grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the fair market value of a share of Common Stock on the date of exercise, as determined in good faith by the Board of Directors, over (ii) the grant price. The grant price of the SAR will be no less than the fair market value of a share of Common Stock on the date of grant. Each SAR will be settled in whole shares of Common Stock, with any fractional share of Common Stock that would result from exercise of the SAR eliminated entirely.

Annual Limit on Awards of Options and SARs.    The maximum number of shares that may be granted as options or SARs to any eligible employee of the Company or any subsidiary under the Plan in any calendar year is 500,000 shares, subject to adjustments for changes in the Company’s capitalization.

Restricted Stock.    Restricted stock is shares of Common Stock awarded to a grantee, subject to forfeiture restrictions based on the grantee’s length of service or other non-performance-based criteria. Unless the Compensation Committee otherwise provides in an award agreement, a grantee of restricted stock will have the right to vote such Common Stock and the right to receive any dividends declared or paid with respect to such Common Stock.

Performance-Based Stock.    Performance-based stock awards are Incentive Awards granted to a grantee which are subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the terms of the Plan, entitle the grantee to receive unrestricted stock and/or restricted stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Performance-based stock awards granted to individuals who are “covered employees” under Section 162(m) of the Code, or who the Compensation Committee designates as likely to be covered in the future, may qualify as “performance-based compensation” under Section 162(m) of the Code. Unless the Compensation Committee otherwise provides in an award agreement, a grantee of performance-based stock will have the right to vote such Common Stock and the right to receive any dividends declared or paid with respect to such Common Stock.

Restricted Stock Units.    Restricted stock units are rights to receive shares of Common Stock, which may be (i) subject to forfeiture restrictions based on the grantee’s length of service or other non-performance-based criteria (a “time-based restricted stock unit”) or (ii) subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the terms of the Plan, entitle the grantee to receive unrestricted stock and/or restricted stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation (a “performance-based restricted stock unit,” and together with a time-based restricted stock unit, “restricted stock units”). Performance-based restricted stock units granted to individuals who are “covered employees” under Section 162(m) of the Code, or who the Compensation Committee designates as likely to be covered in the future, may qualify as “performance-based compensation” under Section 162(m) of the Code. Grantees of restricted stock units shall have no right to vote any Common Stock promised upon settlement of the restricted stock unit or to vote the restricted stock unit.

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. For this purpose, “covered employees” are the Chief Executive Officer of the Company and the other three highest compensated executive officers (other than the Chief Financial Officer). However, performance-based compensation is excluded from the $1 million limitation. The Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code.

To qualify as performance-based compensation under Section 162(m) of the Code:

•	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

•

the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as “outside directors” for purposes of the exception;

•	the material terms of the performance goal under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the Company before payment is made; and

•	the Compensation Committee must certify in writing, before payment of the compensation, that the performance goals and any other material terms were in fact satisfied.

Under the Code, a director is an “outside director” of the Company if he or she (i) is not a current employee of the Company; (ii) is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); (iii) has not been an officer of the Company; and (iv) does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

In the case of compensation attributable to options or SARs, the performance goal requirement (summarized in the first bullet above) is deemed satisfied, and the certification requirement (summarized in the fourth bullet above) is inapplicable, if (i) the grant or award is made by the Compensation Committee; (ii) the plan under which the option or SAR is granted states the maximum number of shares with respect to which options and SARs may be granted during a specified period to an employee; and (iii) under the terms of the option or SAR, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.

Performance Objectives for Performance-Based Stock Awards and Performance-Based Restricted Stock Unit Awards.    The performance objectives for a performance-based stock award or performance-based restricted stock unit award under the Plan must be established in writing by the Compensation Committee before the 90th day after the beginning of any performance period applicable to such Incentive Award and while the outcome is substantially uncertain, or at such other date as may be required or permitted for performance-based compensation under Section 162(m) of the Code. Performance objectives will be based on one or more of the following criteria of the Company:

•	total shareholder return;

•	income;

•	the Common Stock price;

•	earnings per share;

•	return on assets, equity, or investments;

•	operational efficiency;

•	operating profit;

•	operating revenue;

•	operating expenses;

•	loan quality, including without limitation, acceptable, adverse, criticized, past due, nonaccrual, and charge-off criteria, either in absolute terms or relative to loan portfolio or assets;

•	net interest spreads;

•	financial ratings by outside agencies;

•	fee income;

•	capital, including without limitation, capital adequacy, capital regulatory achievements or compliance, and capital surplus;

•	revenue targets;

•	expense targets;

•	market or market segment share or penetration;

•	shareholders equity;

•	assets and liabilities; or

•	any combination of the foregoing.

Performance objectives may include positive results, maintaining the status quo or limiting economic loses. The Compensation Committee may provide in any performance-based stock award or performance-based restricted stock unit award that evaluation of performance may include or exclude any of the following events that occur during a performance period:

•	asset write-downs or loan losses;

•	litigation or claims, judgments, or settlements;

•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

•	any reorganization or restructuring events or programs or discontinued operations;

•

extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations;

•	acquisitions or divestitures;

•	foreign exchange gains and losses;

•	the impact of shares of Common Stock purchased through share repurchase programs or share offerings;

•	tax valuation allowance reversals; and

•	impairment expense.

Upon attainment of the specified performance objectives (or, to the extent specified by the Compensation Committee, partial attainment of such objectives), the grantee of a performance-based stock award or performance-based restricted stock unit award will be entitled to receive the shares of unrestricted stock and/or restricted stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except to the extent issuance of such shares of unrestricted stock and/or restricted stock would constitute a violation of law.

Annual Limit on Restricted Stock, Performance-Based Stock, and Restricted Stock Unit Awards.    The maximum number of shares that may be awarded as restricted stock, performance-based stock, and restricted stock units to any eligible employee of the Company or any subsidiary under the Plan in any calendar year is 100,000 shares, subject to adjustments for changes in the Company’s capitalization.

Termination of Service or Employment.    Except as otherwise provided in the applicable award agreement, if a grantee’s employment or service with the Company or its subsidiaries terminates by reason of death or disability:

•

with respect to an employee, his or her options and SARs, whether or not then exercisable, may be exercised at any time subsequent to such termination of employment and before the expiration of the term of the option or SAR unless a different date is otherwise provided in the particular award agreement (but not later than the date the option or SAR would otherwise expire);

•	restricted stock and time-based restricted stock units held by such grantee will fully vest, and the grantee will be entitled to the shares of stock as specified in the grantee’s award agreement; and

•

performance-based stock and performance-based restricted stock units held by such grantee will fully vest if and when the ordinary performance period for the award ends, but only to the extent that the applicable performance criteria are satisfied.

Except as otherwise provided in an award agreement, if a grantee’s employment or service with the Company or its subsidiaries terminates for any reason other than attaining normal retirement age (as defined in the Company’s pension plan), death, or disability:

•

with respect to an employee, his or her options and SARs will terminate three months after the date of such termination unless a different date is otherwise provided in the particular award agreement (but not later than the date the option or SAR would otherwise expire); provided that if the employee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and exercisability of the option or SAR, vesting of the employee’s option or SAR will be prorated based on employment or service through the date of termination;

•

restricted stock and time-based restricted stock units issued to the grantee that are unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Compensation Committee; except that if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and the lapse of all applicable restrictions and conditions, vesting of the grantee’s restricted stock and time-based restricted stock units will be prorated based on employment or service through the date of termination; and

•

performance-based stock and performance-based restricted stock units issued to the grantee that are unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Compensation Committee; and if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to completion of the performance period, the shares of performance-based stock or performance-based restricted stock units granted to the grantee will be eligible to become fully vested if and when the ordinary performance period ends, if, and only to the extent that, the applicable performance criteria are satisfied. To the extent the criteria are satisfied, the shares that actually vest will be prorated based on employment or service through the date of termination.

If a grantee’s employment or service with the Company or its subsidiaries terminates by reason of normal retirement (as defined in the Company’s pension plan):

•

his or her options and SARs, whether or not exercisable on the date of termination of employment or service due to normal retirement, may be exercised at any time after such termination and before the expiration of the term of the option or SARs, unless a different date is otherwise provided in the particular award agreement (but not later than the date the option or SAR would otherwise expire);

•

restricted stock and time-based restricted stock units held by such grantee will fully vest, and the grantee will be entitled to the shares of Common Stock as specified in his or her award agreement; and

•

performance-based stock or performance-based restricted stock units held by such grantee will fully vest if and when the ordinary performance period for the award ends, if, and only to the extent that, the applicable performance criteria are satisfied.

Unless otherwise provided in the applicable award agreement, an option or SAR granted to a non-employee director will not terminate until the expiration of the term of the option or SAR regardless of whether the non-employee director continues to serve as a director.

Effect of Certain Corporate Transactions.    A proportionate adjustment will be made in the number and kinds of shares for which Incentive Awards may be granted or which are outstanding under the Plan if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of any:

•	recapitalization;

•	reclassification;

•	stock split-up;

•	combination of shares;

•	exchange of shares;

•	stock dividend; or

•	other distribution payable in capital stock, or other increase or decrease in such shares, affected without receipt of consideration by the Company.

Any such adjustment in an outstanding option or SAR, however, will be made without a change in the total price applicable to the unexercised portion of the outstanding option or SAR but with a corresponding proportionate adjustment in the per share exercise price or grant price, as applicable.

In the event of a reorganization, merger, or consolidation of the Company in which the Company is the surviving corporation, any Incentive Award will pertain to the securities to which a holder of the number of shares of Common Stock subject to such Incentive Award would have been entitled immediately following such transaction, and in the case of an option or SAR, with a corresponding proportionate adjustment in the per share exercise price or grant price, as applicable.

The Plan and the Incentive Awards outstanding thereunder will terminate under the following circumstances:

•	upon any dissolution or liquidation of the Company;

•	upon a reorganization, merger, or consolidation in which the Company is not the surviving corporation;

•	upon the sale of substantially all of the assets of the Company to another corporation; or

•

upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Company.

However, the Plan and the Incentive Awards outstanding thereunder will not terminate under the circumstances outlined above and instead will continue in the manner and under the terms so provided to the extent provision is made in writing in connection with such transaction:

•	for the continuation of the Plan;

•	for the assumption of the Incentive Awards; or

•

for the substitution for such Incentive Awards of new options, SARs, restricted stock, performance-based stock, or restricted stock units, as applicable, covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of options or SARs, the per share exercise price or grant price.

In the event of such termination of the Plan, unless otherwise explicitly provided in the applicable award agreement, all restrictions on restricted stock, performance-based stock, and restricted stock units will lapse, and the grantee will become the owner outright of the Common Stock, and all outstanding options and SARs will be exercisable in full for 30 days immediately prior to the occurrence of such termination.

Accelerated Vesting Upon Change Of Control.     Notwithstanding whether Incentive Awards are assumed or continued in connection with the transaction, Incentive Awards granted prior to February 22, 2012 to eligible individuals who continue to render services to the Company or a subsidiary immediately prior to a “Change of Control” (as defined below) will become fully vested, and, in the case of options and SARs, exercisable, upon the Change of Control. Notwithstanding whether Incentive Awards are assumed or continued in connection with the transaction, Incentive Awards granted on or after February 22, 2012 to eligible individuals who continue to render services to the Company or a subsidiary immediately prior to a “Change of Control” (as defined below) will become fully vested, and, in the case of options and SARs, exercisable, if such individuals (i) are involuntarily terminated by the Company without “Cause” (as defined in the Plan) other than by death or “permanent and total disability” (as defined in the Plan) or (ii) resign for “Good Reason” (as defined in the Plan), in each case within two years following the Change of Control. Performance-based stock and performance-based restricted stock unit awards that become fully vested in accordance with the preceding sentences will vest at the greater of (1) the target level determined under the award agreement or (2) the amount determined as of the day immediately prior to the Change of Control as though such date were the end of the performance period.

In summary, a “Change of Control” means the occurrence of any one or more of the following:

•

the acquisition by any person of beneficial ownership of 20% or more of either (i) the Company’s then- outstanding shares of Common Stock or (ii) the combined voting power of the Company’s then-outstanding voting securities, but excluding (1) any acquisition directly from the Company, (2) any acquisition by the Company, or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate;

•

when individuals who, as of April 28, 2016, constitute the Board of Directors (the “incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, where any individual becoming a director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered a member of the incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors;

•

consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, unless following such transaction, (i) all or substantially all of the beneficial owners of the Company’s shares of Common Stock or of the combined voting power of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such transaction in substantially the same proportions as immediately prior to such transaction, (ii) no person (excluding any corporation resulting from such transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such transaction) beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of Common Stock of the corporation resulting from such transaction or the combined voting power of the then-outstanding voting securities of such corporation unless such ownership existed prior to the transaction, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such transaction; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Amendment and Termination of the Plan.     The Board of Directors may, at any time and from time to time, amend, suspend, or terminate the Plan. However, the Company’s shareholders must approve any amendment to the Plan that would:

•	materially change the requirements as to eligibility to receive Incentive Awards;

•

increase the maximum number of shares of Common Stock in the aggregate for which Incentive Awards may be sold or otherwise awarded (except for adjustments upon changes in the Company’s capitalization);

•	change the minimum exercise price for an option or the minimum grant price for a SAR set forth under the Plan (except for adjustments upon changes in the Company’s capitalization);

•	increase the maximum period during which options or SARs may be exercised;

•	extend the term of the Plan;

•	materially increase the benefits accruing to eligible individuals under the Plan; or

•	change the no-repricing provisions of the Plan.

Unless previously terminated and if such extension of the term is approved at the Annual Meeting, the Plan will terminate automatically at the end of its term on April 27, 2026. No termination, suspension, or amendment of this Plan may, without the consent of the holder of the Incentive Award, impair the rights or obligations under any Incentive Award granted under the Plan.

Transferability of Incentive Awards.     Options and SARs granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise encumbered other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of nonqualified stock options for the benefit of immediate family members of grantees (for example, to help with estate planning concerns). Shares of restricted stock, performance-based stock, and restricted stock units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise encumbered until the grantee has satisfied all applicable performance objectives and service requirements (if any) imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Compensation Committee with respect to such shares.

No Repricing.     Except in connection with certain corporate transactions involving the Company, neither the Board of Directors nor the Compensation Committee may (i) amend the terms of outstanding options or SARs to reduce the exercise price or grant price, as applicable, (ii) cancel outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price or grant price, as applicable, that is less than the exercise price or grant price, as applicable, of the original options or SARs, (iii) cancel outstanding options or SARs with an exercise price or grant price, as applicable, above the current fair market value in exchange for cash, other awards, or other securities, or (iv) take any other action that would be treated as a repricing under the rules of the New York Stock Exchange, in each case, unless such action (A) is subject to and approved by the Company’s shareholders or (B) would not be deemed to be a repricing under the rules of the stock exchange on which the Common Stock is listed.

Plan Benefits

Because the grant of Incentive Awards pursuant to the Plan will be within the discretion of the Compensation Committee, it is not possible to determine the Incentive Awards that will be made to executive officers under the Plan. Information regarding Incentive Awards made under the Plan to the Company’s Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers in 2015 is provided on page 32. In 2015, under the Plan, options covering a total of 0 shares of Common Stock were granted to all non-employee directors as a group, options covering 0 shares of Common Stock were granted to all current executive officers as a group, and options covering 0 shares of Common Stock were granted to all employees, including all current officers who are not executive officers, as a group. In addition, in 2015, 16,660 shares of restricted stock were granted to current directors, 160,954 shares of restricted stock were granted to all executive officers as a group, and 196,698 shares of restricted stock were granted to all employees, including all current officers who are not executive officers, as a group.

Summary of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of Incentive Awards under the Plan for grantees and the Company will depend on the type of Incentive Award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of shareholders. A grantee under the Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Stock Options.     The grant of an option is not a taxable event for the grantee or the Company. With respect to “incentive stock options,” a grantee will not recognize taxable income upon grant or exercise of an incentive stock option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive stock option will be taxed as long term capital gain if the grantee holds the shares for at least two years after the date of grant and for one year after the date of exercise (the “special holding period rules”). However, the excess of the fair market value of the shares subject to an incentive stock option on the exercise date over the exercise price will be included in the grantee’s alternative minimum taxable income in the year of exercise (except that, if the grantee is subject to certain securities law restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the grantee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. This excess increases the grantee’s basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. A grantee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive stock options (for example, for a year in which the shares are sold at a gain). The Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three months before the date of exercise. There is no difference in the treatment for one who terminates employment prior to or after attaining normal retirement age. In the case of a grantee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

If all of the requirements for incentive stock option treatment are met except for the special holding period rules set forth above, the grantee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option is exercised over the exercise price. However, if the grantee is subject to certain restrictions under the securities laws at the time the option is exercised, the measurement date may be delayed, unless the grantee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long or short term capital gain, depending upon whether or not the shares are sold more than one year after the option is exercised. If the grantee sells the shares prior to the satisfaction of the special holding period rules but at a price below the fair market value of the shares at the time the option is exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the exercise price. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.

If a grantee exercises an incentive stock option by tendering shares of Common Stock with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the grantee acquired the shares being transferred pursuant to the exercise of an incentive option and has not satisfied the special holding period rules summarized above). If the exercise is treated as a tax free exchange, the grantee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above), and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the grantee used shares received pursuant to the exercise of an incentive stock option or another statutory option as to which the grantee has not satisfied the applicable special holding period rules. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the grantee’s basis in the shares would be taxable.

Nonqualified Stock Options.     Upon exercising a nonqualified stock option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the grantee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the grantee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If the grantee surrenders shares of Common Stock in payment of part or all of the exercise price for nonqualified stock options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive stock option), and the grantee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received, and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (that is, the difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

Restricted Stock.     A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse, and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.     A grantee who is awarded restricted stock units generally will not recognize any taxable income for U.S. federal income tax purposes in the year of the award. Instead, the grantee will recognize ordinary income at the time the restricted stock units are paid to the grantee as Common Stock in an amount equal to the fair market value of the Common Stock. In this case, the grantee’s basis for determining capital gain or loss upon subsequent disposition will be the fair market value of the Common Stock on the date the restricted stock units are paid to the grantee. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock.     A grantee who is awarded unrestricted shares (after satisfaction of the applicable performance criteria for a performance-based stock or restricted stock unit award) will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares of Common Stock. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance-Based Stock.     The award of performance-based stock will have no federal income tax consequences for the Company or for the grantee, except those attributable to the issuance of restricted or unrestricted stock (described in the preceding paragraphs) to the grantee upon satisfaction of the applicable performance criteria.

Stock Appreciation Rights.     There are no immediate U.S. federal income tax consequences of receiving an award of SARs under the Plan. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the grant price and the fair market value of the Common Stock on the date of exercise. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to approve the amendment and restatement of the Plan and to re-approve the Performance Terms.

The Board of Directors recommends a vote FOR approval of the amendment and restatement of the Plan and FOR re-approval of the Performance Terms. If not otherwise specified, proxies will be voted FOR approval and re-approval.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Company’s equity compensation plans as of December 31, 2015.

Plan Category	Number of shares to be issued upon exercise of outstanding awards		Weighted-average exercise price of outstanding awards ($)	Number of shares remaining available for future issuance under equity compensation plans
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,527,074	[1]	23.92	1,339,337
Equity compensation plans not approved by security holders	None		None	None
Total	1,527,074		23.92	1,339,337

[1]	Includes 1,527,074 options outstanding under the Plan and 0 options outstanding that were assumed in connection with merger and acquisition transactions.

SHAREHOLDER’S ABILITY TO REMOVE DIRECTORS WITH OR WITHOUT CAUSE

(Proposal 5)

The Board of Directors is recommending shareholders approve an amendment to Company’s Third Amended and Restated Certificate of Incorporation to provide that the Company’s shareholders may remove any director from office, with or without cause.

The fifth paragraph of Article 6. Directors of the Company’s Third Amended and Restated Certificate of Incorporation currently provides that the Company’s shareholders may remove directors from office only for cause. The Delaware General Corporation Law, as applicable to corporations without a classified Board of Directors (such as the Company at this time), requires that shareholders be afforded the right to remove directors from office with or without cause. The proposed amendment to the Company’s Third Amended and Restated Certificate of Incorporation, is intended to conform the certificate of incorporation to the requirements of Delaware law as applicable to the Company following the complete declassification of the Board as of the 2014 Annual Meeting of Shareholders.

The Board has approved, and recommends for approval by the shareholders, amending and restating the fifth paragraph of Article 6. Directors of the Company’s Third Amended and Restated Certificate of Incorporation to read as follows:

No director may be removed except by an affirmative vote of at least two-thirds of the total votes eligible to be voted by shareholders at a duly constituted meeting of shareholders called for such purpose. At least 30 days prior to such meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

Vote Required for Approval

The affirmative vote of at least 66 2/3% of our Common Stock outstanding is required for the ratification and approval of this proposed amendment of the Company’s Third Amended and Restated Certificate of Incorporation.

If this amendment is approved by our shareholders, it will become effective upon the filing of a Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we intend to do promptly following action by shareholders at the Annual Meeting.

The Board of Directors recommends shareholders vote FOR the approval to amend the Third Amended and Restated Certificate of Incorporation to provide that the Company’s shareholders may remove any director from office, with or without cause. If not otherwise specified, proxies will be voted FOR approval.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR INCLUSION IN PROXY STATEMENT

Any proposal which a Webster shareholder wishes to have included in Webster’s Proxy Statement and form of proxy relating to Webster’s 2017 Annual Meeting of Shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster’s Secretary at 145 Bank Street, Waterbury, Connecticut 06702 by November 18, 2016. Nothing in this paragraph shall be deemed to require Webster to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster’s 2017 Annual Meeting of Shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less than 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days’ notice or prior public disclosure of the meeting date to shareholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors,

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 18, 2016

ANNEX A

WEBSTER FINANCIAL CORPORATION

1992 STOCK OPTION PLAN

(as amended and restated effective April 28, 2016)

Webster Financial Corporation (the “Corporation”) sets forth herein the terms of this 1992 Stock Option Plan (the “Plan”) as follows:

1.	PURPOSE.

The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries, and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its subsidiaries. To this end, the Plan provides for the grant of stock options (“Options”), stock appreciation rights (“SARs”), Restricted Stock (as defined in Section 6(b)), Performance-Based Stock (as defined in Section 6(c)) and Stock Units (as defined in Section 6(e)) to eligible individuals. Options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Grants of Options, SARs, Restricted Stock, Performance-Based Stock and Stock Units under the Plan are referred to collectively as “Incentive Awards.” The agreements setting out the terms of such grants are referred to collectively as “Award Agreements.” An Award Agreement may, from time to time, be issued as a grant notice (“Grant Notice”).

2.	ADMINISTRATION.

(a) Board.    The Plan shall be administered by the Board of Directors of the Corporation (the “Board”), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Incentive Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Incentive Award granted or Award Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or by unanimous consent of the Board executed in writing in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Incentive Award granted or Award Agreement entered into hereunder shall be final and conclusive.

(b) Committee.    The Board may from time to time appoint a committee to administer the Plan (the “Committee”) consisting of two or more members of the Board who qualify in all respects as (i) “non-employee directors” as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 as now in effect or as hereafter amended (the “Exchange Act”), (ii) “outside directors” for purposes of Code Section 162(m), and (iii) “independent directors” in accordance with the rules of the stock exchange on which the Stock is listed. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Corporation and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

ANNEX A

(c) Designated Officer.    In addition to delegation to the Committee, the Board may delegate to any officer of the Corporation (the “Designated Officer”) the power and authority to grant Incentive Awards under the Plan to any employee of the Corporation or any Subsidiary, who is employed at a level below Executive Vice President; provided, however, that the Designated Officer shall not grant Incentive Awards covering Stock in excess of the aggregate maximum number of shares of Stock specified by the Board for such purpose at the time of delegation to such officer (or in excess of the number of shares of Stock remaining available for issuance under the Plan pursuant to Incentive Awards).

(d) Delegation to the Committee or the Designated Officer.    In the event that the Plan or any Incentive Award granted or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee or the Designated Officer if the power and authority to do so has been delegated to the Committee or the Designated Officer, respectively, by the Board as provided for in Section 2(b) or Section 2(c) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee or the Designated Officer shall be final and conclusive.

(e) No Liability.    No member of the Board or of the Committee nor any Designated Officer shall be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted or Award Agreement entered into hereunder.

3.	STOCK.

The stock that may be issued pursuant to Incentive Awards granted under the Plan shall be shares of Common Stock, par value $0.01 per share, of the Corporation (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Incentive Awards granted under the Plan shall not exceed in the aggregate 13,361,000 shares. Of the aggregate shares, 2,500,000 resulted from an increase in the prior share pool, approved by the Board on February 25, 2016, subject to approval by the shareholders of the Corporation at the Corporation’s 2016 annual meeting. The number of shares so reserved is subject to adjustment as hereinafter provided in Section 17 below. On and after February 26, 2010, all shares remaining or again becoming available for issuance may be used to cover any type of Incentive Award. Prior to February 26, 2010, of the aggregate shares, the Plan included limitations on the number of shares that could be issued as Restricted Stock or Performance-Based Stock.

Shares of Stock covered by an Incentive Award shall be counted against the share pool as of the date of grant. Any shares that are subject to Restricted Stock, Performance-Based Stock, Stock Unit or any other full value award shall be counted against the share pool limit set forth in the preceding paragraph as two (2) shares for every one (1) share subject to an Incentive Award. Any shares of Stock that are subject to any Incentive Award other than a Restricted Stock, Performance-Based Stock, Stock Unit or other full value award shall be counted against the limit set forth in the preceding paragraph as one (1) share for every one (1) share subject to an Incentive Award. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of Stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan. Notwithstanding any provision of the Plan to the contrary, liberal share counting is not permitted under the Plan such that no shares of Stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an Option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using Option proceeds, or (iv) SARs settled in Stock when only the shares delivered are counted against the Plan reserve.

ANNEX A

4.	ELIGIBILITY.

(a) Employees and Subsidiary Directors.    Incentive Awards may be granted under the Plan to any full-time employee of the Corporation or any Subsidiary (including any such employee who is an officer or director of the Corporation or any Subsidiary) or to any directors of a Subsidiary who are not officers or employees of the Corporation or any Subsidiary (“Subsidiary Directors”) as the Board shall determine and designate from time to time before expiration or termination of the Plan. (An eligible individual who receives an Incentive Award under the Plan shall be referred to as a “Grantee.”) The maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 500,000 shares (subject to adjustment as provided in Section 17 hereof). The maximum number of shares of Stock that can be awarded under the Plan as Restricted Stock, Performance-Based Stock and Stock Units to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 100,000 shares (subject to adjustment as provided in Section 17 hereof).

(b) Non-Employee Directors.    Effective April 26, 2001, directors of the Corporation who are not officers or other salaried employees of the Corporation or any Subsidiary thereof (“Non-Employee Directors”) shall be eligible to become Grantees under the Plan. Effective April 28, 2016, during any calendar year, no Non-Employee Director may receive Incentive Awards with an aggregate grant date Fair Market Value (computed as of the grant date in accordance with applicable financial accounting rules) in excess of $250,000.

An individual may hold more than one Incentive Award, subject to such restrictions as are provided herein.

5.	EFFECTIVE DATE AND TERM OF THE PLAN.

(a) Effective Date.    The Plan was effective as of March 23, 1992. The Plan has been previously restated three times effective April 26, 2001, January 31, 2005, and October 23, 2006, respectively. The Plan now is amended and restated effective April 28, 2016, subject to approval by the shareholders of the Corporation on such date, and shall be applicable to Incentive Awards granted on or after that date.

(b) Term.    The Plan shall terminate on April 27, 2026.

6.	GRANT OF INCENTIVE AWARDS.

(a) Options.    Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the corresponding provision of any subsequently enacted tax statute (the “Code”). The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted; provided that the date on which the Grantee first renders services to the Company or a Subsidiary (the “Hire Date”) shall be the grant date if the Hire Date is later than the date on which the Board approves the grant. No Option may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. The Board shall account for which Options were granted from the increased shares in its sole and complete discretion.

(b) Restricted Stock Awards.    For purposes of the Plan, “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to this Section 6(b), which are subject to forfeiture restrictions based on the Grantee’s length of service or other non-performance-based criteria. Subject to the terms and conditions of the

ANNEX A

Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee shares of Restricted Stock. Except with respect to Restricted Stock issued upon fulfillment of the performance criteria for Performance-Based Stock, no Restricted Stock award may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each grant of Restricted Stock shall be affected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and by the issuance of shares of Restricted Stock.

Upon attainment of the vesting requirements (or, to the extent specified by the Board, partial attainment of such requirements), the Grantee of a Restricted Stock award shall be entitled to the shares of Stock specified in the grant (or the portion of such shares earned by partial attainment of the requirements, as applicable) free of restrictions, except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon termination of the Grantee’s employment without the Grantee having satisfied the service requirement specified at the time of grant, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of Restricted Stock (or appropriate portion thereof) shall be forfeited and shall again be available for re-grant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of Restricted Stock hereunder be held by an officer of the Corporation until such restrictions have expired. The Board may also cause a legend to be placed on such certificates making appropriate reference to the restrictions to which the shares are subject. Unless the Board otherwise provides in an Award Agreement, Grantees of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board shall determine the amount, form, timing and other terms regarding payment of such dividends. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.

(c) Performance-Based Stock Awards.    For purposes of the Plan, “Performance-Based Stock” means an Incentive Award granted to a Grantee pursuant to this Section 6(c), which is subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the additional terms and conditions of this paragraph and the Plan generally, entitle the Grantee to receive Stock and/or Restricted Stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee an Incentive Award of Performance-Based Stock. No Performance-Based Stock may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each grant of Performance-Based Stock shall be affected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and, in the Board’s discretion, all or a portion of the shares of Stock subject to the Performance-Based Stock award may be issued at the time of grant subject to the applicable performance objectives.

The applicable performance objectives for a Performance-Based Stock award shall be established in writing by the Board before the ninetieth day after the beginning of any performance period applicable to such award and while the outcome is substantially uncertain, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m). Performance objectives shall be based on one or more of the following criteria: (i) total shareholder return, (ii) income, (iii) the Stock price, (iv) earnings per share, (v) return on assets, equity or investments, (vi) operational efficiency, (vii) operating profit, (viii) operating revenue, (ix) operating expenses, (x) loan quality, including without limitation acceptable, adverse, criticized, past due, nonaccrual, and charge-off criteria, either in absolute terms or relative to loan portfolio or assets, (xi) net interest spreads, (xii) financial ratings by outside agencies, (xiii) fee income,

ANNEX A

(xiv) capital, including without limitation capital adequacy, capital regulatory achievements or compliance, and capital surplus, (xv) revenue targets, (xvi) expense targets, (xvii) market or market segment share or penetration, (xviii) shareholders equity, (xix) assets and liabilities, or (xx) any combination of the foregoing.

Performance objectives may include positive results, maintaining the status quo or limiting economic losses. The Board may provide in any Performance-Based Stock award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs or loan losses; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs or discontinued operations; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs or share offerings; (i) tax valuation allowance reversals; and (j) impairment expense. To the extent such inclusions or exclusions affect awards that are intended to qualify as “performance-based compensation” pursuant to Code Section 162(m), such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Upon attainment of the specified performance objectives (or, to the extent specified by the Board, partial attainment of such objectives), the Grantee of a Performance-Based Stock award shall be entitled to the shares of Stock and/or Restricted Stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon the expiration of the specified period for attaining performance objectives without such objectives having been achieved, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of Performance-Based Stock (or appropriate portion thereof) shall be forfeited and shall again be available for re-grant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of Performance-Based Stock hereunder be held by an officer of the Corporation until the applicable performance objectives have been attained. The Board may also cause a legend to be placed on such certificates making appropriate reference to the conditions to which the shares are subject. Unless the Board otherwise provides in an Award Agreement, with respect to Stock treated as issued subject to attainment of performance criteria, Grantees shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board shall determine the amount, form, timing and other terms regarding payment of any such dividends. The Board may provide that any dividends paid on Performance-Based Stock must be reinvested in shares of Stock, which may or may not be subject to the same conditions applicable to such Performance-Based Stock.

(d) Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee a SAR. A SAR shall confer on the Grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the Fair Market Value of a share of Stock on the date of exercise (determined in good faith by the Board), over (ii) the grant price. Each grant of a SAR shall be affected by execution of an Award Agreement setting out the terms and conditions applicable thereto. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be no less than the Fair Market Value of a share of Stock on the date of grant. The date on which the Board approves the award of a SAR shall be considered the date of grant. No SAR may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each SAR shall be settled in whole shares of Stock, with any fractional share of Stock that would result from exercise of the SAR eliminated entirely.

ANNEX A

(e) Stock Units.    Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee a Stock Unit. For purposes of the Plan, the term “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to this Section 6(e), which is subject to forfeiture restrictions as determined by the Board and provided in the related Award Agreement. Stock Units shall be awarded on terms and conditions that otherwise would be permitted under the Plan to apply to Restricted Stock or Performance-Based Stock; provided, however, that holders of Stock Units shall have no right to vote any Stock promised upon settlement of the Stock Unit or to “vote” the Stock Unit. No Stock Unit may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. The Board shall determine the amount, form, timing and other terms regarding payment of such dividends. The Board may provide that any dividends paid on Stock Units must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Stock Units. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

(f) Deferral.    The Board may establish rules and procedures setting forth the circumstances under which distribution or the receipt of Stock and other amounts payable with respect to an Incentive Award shall be deferred either automatically or at the election of the Grantee and whether and to what extent the Corporation shall pay or credit amounts constituting interest (at rates determined by the Board) or dividends or deemed dividends on such deferrals.

7.	LIMITATION ON INCENTIVE STOCK OPTIONS.

An Option shall constitute an Incentive Stock Option only (i) if the Option is awarded to an eligible individual who is an employee of the Corporation or any Subsidiary of the Corporation; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under the Plan and all other plans of the Grantee’s employer corporation and its parent and subsidiary corporations within the meaning of Code Section 422(d)) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.	AWARD AGREEMENTS.

(a) General.    All Incentive Awards granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an award of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed non-qualified stock options. To the extent an Award Agreement for an Option or SAR is issued in the form of a Grant Notice which omits the specific terms governing the Option or SAR, the standard provisions set forth in this Plan shall apply. In particular, under any such Grant Notice, the terms set forth in Sections 10, 11, 12, and 13, respectively, shall apply to (i) the term and exercisability of the Option or SAR; (ii) the transferability of the Option or SAR; (iii) the effect of termination of service or employment; or (iv) the rights in the event of death, disability or termination of employment on or after attainment of the normal retirement age as defined in the Corporation’s pension plan (“Normal Retirement”).

ANNEX A

(b) “Clawback” Provisions.    Any Incentive Award granted pursuant to this Plan is subject to mandatory repayment by the Grantee to the Corporation to the extent the Grantee is, or in the future becomes, subject to any Corporation “clawback” or recoupment policy that requires the repayment by the Grantee to the Corporation of compensation paid by the Corporation to the Grantee in the event the payment was based on results of a materially inaccurate financial statements or was based on materially inaccurate performance criteria, or in the event the Grantee fails to comply with, or otherwise violates, the terms of requirements of such policy.

(c) No Repricing.    Notwithstanding anything in this Plan to the contrary, the Board shall not have the authority (i) to amend the terms of outstanding Options or SARs to reduce the Option Price or grant price, as applicable, of any outstanding Option or SAR, (ii) to cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or grant price, as applicable, that is less than the Option Price or grant price, as applicable, of the original Options or SARs, (iii) to cancel outstanding Options or SARs with an Option Price or grant price, as applicable, above the current Fair Market Value in exchange for cash, other awards, or other securities, or (iv) to take any other action that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, unless such action (A) is subject to and approved by the Corporation’s shareholders or (B) would not be deemed to be a repricing under the rules of the stock exchange on which the Stock is listed; provided, that nothing in this Section 8(b) is intended to prevent appropriate adjustments to be made to outstanding awards, without shareholder approval, pursuant to Section 17.

9.	OPTION PRICE.

The purchase price of each share of the Stock subject to an Option (the “Option Price”) shall be fixed by the Board and stated in each Award Agreement, and shall be not less than the greater of par value or 100 percent of the Fair Market Value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the Fair Market Value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or otherwise is publicly traded in an established securities market, in determining the Fair Market Value of the Stock, the Board shall use the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

No Option granted under the Plan shall be amended or modified so as to reduce the Option Price of such Option and no other action shall be taken to reprice any Option if such amendment, modification or other repricing would result in a charge against the earnings of the Corporation or any of its affiliates.

10.	TERM AND EXERCISE OF OPTIONS AND SARS.

(a) Term.    Subject to Sections 12 and 13 below, each Option or SAR granted under the Plan shall terminate and all rights to acquire shares thereunder shall cease upon the expiration of 10 years from the date such Option or SAR is granted, or on such earlier date as explicitly stated in the Award Agreement; provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to stock ownership of more than 10 percent), an Option granted to such Grantee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

ANNEX A

(b) Exercisability Period and Limitations on Exercise.    Subject to Sections 6(a) and 6(d), as applicable, each Option or SAR shall vest and become exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option or SAR, as the Board shall determine and set forth in the Award Agreement relating to such Option or SAR; provided, however, that to the extent the Option or SAR is awarded pursuant to a Grant Notice, and subject to Sections 6(a) and 6(d), as applicable, the Option or SAR shall then vest in equal annual installments ratable on each vesting date stated in the Grant Notice or, if the Grant Notice provides for cliff vesting, on the last day of the vesting period, subject to the continued service of the Grantee on each vesting date or, in the case of cliff vesting, the vesting date, such that, except as provided otherwise in Section 12 or Section 17, any portion of an Option or SAR not yet vested or exercisable as of the date the Grantee ceases to provide continuous services to the Corporation or a Subsidiary, shall be forfeited and shall not in the future become exercisable. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option or SAR may not be exercised in whole or in part for any period or periods of time during which such Option or SAR is outstanding; provided, however, that any such limitation on the exercise of an Option or SAR may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option or SAR, so as to accelerate the time at which the Option or SAR may be exercised. Each Option or SAR granted to Non-Employee Directors or Subsidiary Directors shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending on the expiration or termination of the Option or SAR as set forth in the Award Agreement.

(c) Method of Option Exercise.    An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). Unless the Award Agreement provides otherwise, payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount, if any, of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. If the person exercising the Option is not the Grantee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is before the date of such issuance.

ANNEX A

11.	TRANSFERABILITY OF INCENTIVE AWARDS.

(a) Restricted Stock, Performance-Based Stock and Stock Units.    No shares of Restricted Stock, Performance-Based Stock or Stock Units shall be sold, transferred, assigned, pledged or otherwise encumbered until the Grantee has satisfied all applicable performance objectives, if any, and service requirements, if any, imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Board with respect to such shares.

(b) SARs.    During the lifetime of a Grantee to whom a SAR is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such SAR. No SAR shall be sold, transferred, assigned, pledged or otherwise encumbered by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

(c) Options.    During the lifetime of a Grantee to whom an Incentive Stock Option is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such Incentive Stock Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and provided the Award Agreement sets forth this provision explicitly, the Board, subject to the terms and conditions of the Plan, may in its sole discretion permit a Grantee to transfer not for value all or part of an Option that is not intended to constitute an Incentive Stock Option to a Family member or a Family Trust, provided that the transferee shall enter into a written agreement to be bound by the terms of the Plan and the Award Agreement and any subsequent transfer of the Option or shares of Stock shall be subject to the transfer restrictions set out in the Plan. A transfer to an entity in which more than 50% of the voting interests are owned by Family members (or the Grantee) in exchange for an interest in that entity, shall be considered to be “not for value” for this purpose. For this purpose, “Family” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, or any person sharing the Grantee’s household (other than a tenant or employee), and “Family Trust” means a trust in which members of the Grantee’s Family have more than 50% of the beneficial interest, a foundation in which members of the Grantee’s Family (and/or the Grantee) control the management of assets, and any other entity in which a member of the Grantee’s Family (and/or the Grantee) owns more than 50% of the voting interests.

12.	TERMINATION OF SERVICE OR EMPLOYMENT.

(a) Employees.    With respect to an Option or SAR, upon the termination of the employment or service of the Grantee (other than a Subsidiary Director or Non-Employee Director) with the Corporation or a Subsidiary, other than by reason of the death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or after the Grantee’s attainment of Normal Retirement, except as provided in the applicable Award Agreement, any Option or SAR granted pursuant to the Plan shall terminate three months after the date of such termination of employment or service, unless earlier terminated pursuant to Section 10(a) above, and such Grantee shall have no further right to purchase shares of Stock pursuant to such Option or to settle the SAR; provided, however, that, subject to Sections 6(a) and 6(d), in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without “Cause,” and this termination occurs prior to full vesting and exercisability of the Option or SAR, the portion of the Grantee’s Option or SAR considered vested and exercisable shall be determined by multiplying the number of shares of Stock subject to the Option or SAR by a fraction, the numerator of which is the number of full calendar months during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of months of service required to achieve full vesting and exercisability. For purposes of this Section 12(a), “Cause” shall mean termination because of the Grantee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit,

ANNEX A

intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, material breach of any provision of any employment agreement between the Grantee and the Corporation or any Subsidiary, or a definitive determination that the Grantee’s job performance is unsatisfactory pursuant to the written performance review procedures of the Corporation or any Subsidiary. Furthermore, in the event of a Grantee’s death during the period following the Grantee’s termination of employment or service under this Section 12(a), the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such Grantee’s death and before termination of the Option as provided in Section 10(a) above, to exercise any Option held by such Grantee at the date of such Grantee’s death, subject to any installment limitation on exercise imposed pursuant to Section 10(b) above or above in Section 12(a), as applicable. Notwithstanding the preceding provisions of this Section 12(a), with respect to a Grantee whose employment terminates without “Cause,” the Board may provide, in its discretion, by inclusion of appropriate language in an Award Agreement at the time of grant or later, that in the event of termination of employment or service of the Grantee with the Corporation and Subsidiaries Options or SARs held by the Grantee shall not terminate for a specified period longer than stated above (but not extending beyond termination of the Option or SAR as provided in Section 10(a) above), either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

With respect to an award of Restricted Stock or an award of Stock Units which are not subject to the attainment of pre-established performance goals over a performance period, upon the termination of the employment or service of a Grantee with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or after the Grantee’s attainment of Normal Retirement, any Restricted Stock issued to such Grantee or Stock Units issued to such Grantee and not subject to the attainment of pre-established performance goals over a performance period that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise; provided, however, that, subject to Sections 6(b) and 6(e), in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without “Cause” (as defined above) and this termination occurs prior to full vesting and the lapse of all applicable restrictions and conditions, the vested portion of the Grantee’s Restricted Stock or Stock Units not subject to the attainment of pre-established performance goals over a performance period shall be determined by multiplying the number of shares of Restricted Stock or Stock Units not subject to the attainment of pre-established performance goals over a performance period subject to the award by a fraction, the numerator of which is the number of full calendar months during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of months of service required to achieve full vesting and the lapse of all applicable restrictions and conditions.

With respect to an award of Performance-Based Stock or an award of Stock Units which is subject to the attainment of pre-established performance goals over a performance period, upon termination of the employment or service of a Grantee with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)), any Performance-Based Stock issued to such Grantee or Stock Units issued to such Grantee which are subject to the attainment of pre-established performance goals over a performance period that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise; provided, however, that, subject to Sections 6(c) and 6(e), in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without “Cause” (as defined above) and this termination occurs prior to completion of the performance period, shares of Performance-Based Stock granted to such Grantee or Stock Units granted to such Grantee subject to the attainment of pre-established performance goals over a performance period shall be eligible to become fully vested if and when the ordinary performance period ends, provided, and only to the extent that, the applicable performance criteria

ANNEX A

are satisfied. To the extent the criteria are satisfied, the shares that actually shall vest shall be the number of shares issuable upon the attained level of performance multiplied by a fraction, the numerator of which is the number of full calendar months during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of months of service required to achieve full vesting of the Performance-Based Stock or Stock Unit award.

Upon forfeiture of Restricted Stock, Performance-Based Stock or Stock Units, the Grantee shall have no further rights with respect to such Restricted Stock, Performance-Based Stock or Stock Units, including but not limited to any right to vote Restricted Stock or Performance-Based Stock or any right to receive dividends with respect to such shares of Restricted Stock or Performance-Based Stock or Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with the Corporation or a Subsidiary shall not be deemed to occur if immediately thereafter the Grantee is employed with the Corporation or any Subsidiary or is serving as a Subsidiary Director or Non-Employee Director.

(b) Non-Employee Directors and Subsidiary Directors.    Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation or a Subsidiary, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or with a Subsidiary as a Subsidiary Director, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b)above.

13.	RIGHTS IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT.

(a) Death of an Employee.     If a Grantee (other than a Non-Employee Director or Subsidiary Director) dies while employed by the Corporation or a Subsidiary, except as provided in the applicable Award Agreement, the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such Grantee’s death and before termination of the Option or SAR as provided in Section 10(a) above, to exercise any Option or SAR held by such Grantee at the date of such Grantee’s death, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee dies while employed by the Corporation or a Subsidiary, except as provided in the applicable Award Agreement, all shares of Restricted Stock granted to such Grantee and all Stock Units granted to such Grantee which are not subject to the attainment of pre-established performance goals over a performance period shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate. If a Grantee dies while employed by the Corporation or a Subsidiary, except as provided in the applicable Award Agreement, shares of Performance-Based Stock granted to such Grantee and Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the Incentive Award ends, provided, and only to the extent that, the applicable performance criteria are satisfied. The preceding sentence also applies to any Restricted Stock otherwise issuable in connection with such Performance-Based Stock. The shares of Stock deliverable in accordance with the terms of this Section 13(a) shall be delivered to the executors, administrators, legatees or distributees of the Grantee’s estate.

ANNEX A

(b) Disability of an Employee.     If a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of the “permanent and total disability” (within the meaning of Code Section 22(e)(3)) of such Grantee, except as provided in the applicable Award Agreement, then such Grantee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any such Option or SAR held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee terminates employment or service with the Corporation or a Subsidiary by reason of “permanent and total disability” (as defined above), except as provided in the applicable Award Agreement, all shares of Restricted Stock granted to such Grantee and all Stock Units granted to such Grantee which are not subject to the attainment of pre-established performance goals over a performance period shall fully vest upon such termination of employment. If a Grantee terminates employment or service with the Corporation or a Subsidiary by reason of “permanent and total disability” (as defined above), except as provided in the applicable Award Agreement, shares of Performance-Based Stock granted to such Grantee and Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the Incentive Award ends, provided, and only to the extent that, the applicable performance criteria are satisfied. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

(c) Death or Disability of a Non-Employee Director or Subsidiary Director.     Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation or Subsidiary, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee (or, in the event of the death of the Grantee, the executors or administrators or legatees or distributees of such Grantee’s estate) may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or Subsidiary Director because of death or disability, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

(d) Normal Retirement of an Employee.     Subject to Sections 6(a) and 6(d), as applicable, if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, except as provided in the applicable Award Agreement, then such Grantee shall have the right, at any time after such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any Option or SAR held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Subject to Sections 6(b) and 6(e), if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, except as provided in the applicable Award Agreement, then the restrictions on such Grantee’s Restricted Stock or Stock Units which are not subject to the attainment of pre-established performance goals over a performance period shall lapse and the Grantee shall be entitled to the shares of Stock as specified in the Grantee’s Award Agreement. Subject to Sections 6(c) and 6(e) and notwithstanding any provision to the contrary in the Plan, if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment with the Corporation or a Subsidiary by reason of Normal

ANNEX A

Retirement, shares of Performance-Based Stock granted to such Grantee or Stock Units granted to such Grantee which are subject to the attainment of pre-established performance goals over a performance period shall fully vest if and when the ordinary performance period for the award ends, provided, and only to the extent that, the applicable performance criteria are satisfied.

14.	USE OF PROCEEDS.

The proceeds received by the Corporation from the sale of Stock pursuant to Incentive Awards granted under the Plan shall constitute general funds of the Corporation.

15.	REQUIREMENTS OF LAW.

The Corporation shall not be required to sell or issue any shares of Stock under any Incentive Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Incentive Award or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 as now in effect or as hereafter amended (the “Securities Act”), upon exercise of any Option or SAR, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option or SAR, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option or SAR may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive.

16.	AMENDMENT AND TERMINATION OF THE PLAN.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Incentive Awards have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, (a) materially change the requirements as to eligibility to receive Incentive Awards; (b) increase the maximum number of shares of Stock in the aggregate that may be sold or otherwise awarded pursuant to Incentive Awards granted under the Plan (except as permitted under Section 17 hereof); (c) change the minimum Option Price set forth in Section 9 hereof or the minimum grant price for a SAR set forth in Section 6(d) hereof (except as permitted under Section 17 hereof); (d) increase the maximum period during which Options or SARs may be exercised; (e) extend the term of the Plan; or (f) materially increase the benefits accruing to eligible individuals under the Plan. Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Incentive Award, impair rights or obligations under any Incentive Award theretofore granted under the Plan. No amendment will be made to the no-repricing provisions of Section 8(b) without the approval of the Corporation’s shareholders.

17.	EFFECT OF CHANGES IN CAPITALIZATION.

(a) Changes in Stock.     If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares affected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for which Incentive Awards may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Incentive Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of

ANNEX A

the Incentive Award immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or grant price payable with respect to shares subject to the unexercised portion of the Option or SAR outstanding, but shall include a corresponding proportionate adjustment in the Option Price or grant price per share.

(b) Reorganization in Which the Corporation Is the Surviving Corporation.     Subject to Subsection (c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, any Incentive Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Incentive Award would have been entitled immediately following such reorganization, merger or consolidation, and, in the case of an Option or SAR, with a corresponding proportionate adjustment of the Option Price or grant price per share so that the aggregate Option Price or grant price thereafter shall be the same as the aggregate Option Price or grant price of the shares remaining subject to the Option or SAR immediately before such reorganization, merger or consolidation.

(c) Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock.     Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Incentive Awards outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Incentive Awards theretofore granted, or for the substitution for such Incentive Awards of new options, stock appreciation rights, Restricted Stock, Performance-Based Stock or Stock Units as applicable, covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of Options and SARs, exercise or grant prices, in which event the Plan and Incentive Awards theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all restrictions on Restricted Stock, Performance-Based Stock and Stock Units shall lapse and the Grantee shall become the owner outright of the Stock, and each individual holding an Option or SAR shall have the right, for 30 days immediately prior to the occurrence of such termination, to exercise such Option or SAR in whole or in part, without regard to any limitation on exercise imposed pursuant to Section 10(b) above, unless otherwise explicitly provided in the Award Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options or SARs not later than the time at which the Corporation gives notice thereof to its shareholders.

(d) Change of Control Accelerated Vesting.     Even if Incentive Awards are assumed or continued in connection with such transaction, the following provisions shall apply:

(i) Effective for Incentive Awards granted on or after February 22, 2012, if the service of an eligible individual who continues to render services to the Corporation or a Subsidiary immediately prior to a Change of Control is involuntarily terminated by the Corporation without Cause (as defined in Section 12(a)), within two years following the Change of Control, other than by reason of death or “permanent and total disability” (within the meaning of Code Section 22(e)(3)) or, in the case of an employee, the individual resigns from the Corporation for Good Reason within two years following the Change of Control, the individual’s Incentive Awards shall become fully vested, and, in the case of Options or SARs, exercisable upon such termination of service;

ANNEX A

(ii) Effective for Incentive Awards granted prior to February 22, 2012, Incentive Awards outstanding to eligible individuals who continue to render services to the Corporation or a Subsidiary immediately prior to a Change of Control shall become fully vested, and, in the case of Options or SARs, exercisable, upon the Change of Control; and

(iii) For purposes of Sections 17(d)(i) and (ii), any Performance-Based Stock award or any award of Stock Units which are subject to pre-established performance over a performance period that shall become fully vested pursuant to this Section 17(d) shall vest at the greater of (i) the target level determined under the Award Agreement or (ii) the amount determined immediately prior to such consummation of the Change of Control as though that were the end of the performance period.

For purposes of this Section 17(d), “Good Reason” means the occurrence of any of the following conditions: (i) a material diminution in the eligible individual’s base compensation; (ii) a material diminution in the eligible individual’s authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the eligible individual is required to report (including a requirement that an eligible individual report to a corporate officer or employee instead of reporting directly to the Board); (iv) a material change in the geographic location at which the eligible individual must perform services; or (v) any other action or inaction that constitutes a material breach by the Company of any agreement under which the eligible individual provides services. Prior to termination for Good Reason the eligible individual must provide notice to the Corporation of the existence of a condition for Good Reason within 90 days of the initial existence of the condition. The eligible individual will only be eligible to terminate employment for Good Reason if the Corporation does not remedy the condition within 30 days of such notice.

(e) Adjustments.     Adjustments under this Section 17 related to Stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

(f) No Limitations on Corporation.    The grant of an Incentive Award pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(g) Distribution of Stock.    All distributions, if any, received by a Grantee with respect to Restricted Stock or Performance-Based Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant.

18.	CHANGE OF CONTROL DEFINED.

(a) General Rule. For the purpose of this Plan, a “Change of Control” shall mean the occurrence of any one of the events described in Sections 18(b) through 18(e) below.

(b) Stock Acquisition.    A Change of Control shall occur upon the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”);

ANNEX A

provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (d) of this Section 18.

(c) Board Change.    A Change of Control shall occur when individuals who, as of April 28, 2016, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(d) Certain Other Business Transactions.    A Change of Control shall occur upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(e) Liquidation or Dissolution.    A Change of Control shall occur upon approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

19.	DISCLAIMER OF RIGHTS.

No provision in the Plan or in any Incentive Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.

ANNEX A

20.	NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

21.	WITHHOLDING TAXES.

The Corporation or any Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Incentive Awards or with respect to the exercise of Options or SARs. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Corporation or such Subsidiary, as the case may be, any amount that the Corporation or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Corporation or any Subsidiary, as the case may be, which may be withheld in the sole discretion thereof, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation or such Subsidiary to withhold shares of Stock otherwise deliverable under a Restricted Stock, Performance-Based Stock or Stock Unit award or a SAR or by withholding from the Stock to be issued upon the exercise of an Option or (ii) by delivering to the Corporation or such Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have a Fair Market Value equal to the withholding obligations. The Fair Market Value of the shares of Stock used to satisfy the withholding obligation shall be determined by the Corporation or any Subsidiary as of the date that the amount of tax to be withheld is determined.

*     *     *

This amended and restated Plan reflects the plan restatement duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on February 25, 2016, subject to approval by the shareholders of the Corporation at the Corporation’s 2016 Annual Meeting.

WEBSTER FINANCIAL CORPORATION

By:
Name:	James C. Smith
Title:	Chairman and Chief Executive Officer

145 BANK STREET

WEBSTER PLAZA

WATERBURY, CT 06702

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL

Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 P.M., Eastern Time, on April 27, 2016.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 P.M., Eastern Time, on April 27, 2016. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions no later than 11:59 P.M., Eastern Time, on April 27, 2016. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Webster Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting by Internet and, when prompted, indicate that you agree to receive or access future shareholder communications electronically.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M98972-P72388	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEBSTER FINANCIAL CORPORATION
The Board of Directors recommends a vote FOR ALL Nominees:

1.	To elect ten directors to serve for one year terms (Proposal 1).
	Nominees:		For	Against	Abstain

1a.    William L. Atwell

1b.    Joel S. Becker

1c.    John J. Crawford

1d.    Elizabeth E. Flynn

1e.    C. Michael Jacobi

1f.    Laurence C. Morse

1g.    Karen R. Osar

1h.    Mark Pettie

1i.    Charles W. Shivery

1j.    James C. Smith

			☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

						The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain
						2.	To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company (Proposal 2).	☐	☐	☐
3.

To ratify the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster Financial Corporation for the fiscal year ending December 31, 2016 (Proposal 3).

								☐	☐	☐
						4.	To approve the amendment and restatement of the 1992 Stock Option Plan and re-approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan (Proposal 4).	☐	☐	☐
5.

To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, to provide that the Company’s shareholders may remove any director from office, with or without cause (Proposal 5).

								☐	☐	☐

The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of the Board of Directors of the Company.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M98973-P72388

REVOCABLE PROXY

Annual Meeting of Shareholders

April 28, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Webster Financial Corporation (the “Company”) hereby appoints John J. Crawford, Laurence C. Morse and Karen R. Osar, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Time, on Thursday, April 28, 2016, at the Mattatuck Museum, 144 West Main Street, Waterbury, Connecticut 06702, and at any adjournments of the meeting, for the following purposes. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of all nominees listed in (Proposal 1); FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of the Company (Proposal 2); FOR the ratification of the Board of Directors’ appointment of KPMG LLP as the Company’s independent registered public accounting firm (Proposal 3); FOR the approval of the amendment and restatement of the 1992 Stock Option Plan and re-approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan (Proposal 4); FOR the approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, to provide that the Company’s shareholders may remove any director from office, with or without cause (Proposal 5); and in accordance with the determination of a majority of the Board of Directors as to other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Company, by re-voting by Internet or telephone, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Please sign and return the proxy card promptly in the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the reverse side)